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Filed Pursuant to Rule 424(b)(5)
File No. 333-237447

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 7, 2020

PROSPECTUS SUPPLEMENT
(To prospectus dated March 27, 2020)

$

        % Fixed-to-Floating Rate Subordinated Notes due 2030
        % Fixed-to-Floating Rate Subordinated Notes due 2035

           Hilltop Holdings Inc. ("we" or "our") are offering $            aggregate principal amount of        % fixed-to-floating rate subordinated notes due 2030 (the "2030 Notes") and $            aggregate principal amount of        % fixed-to-floating rate subordinated notes due 2035 (the "2035 Notes" and together with the 2030 Notes, the "Notes") pursuant to this prospectus supplement and the accompanying prospectus. The Notes will be offered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2030 Notes will mature on                        , 2030 (the "2030 Notes Maturity Date") and the 2035 Notes will mature on                        , 2035 (the "2035 Notes Maturity Date").

           From and including the date of original issuance to, but excluding,                        , 2025 or the date of earlier redemption (the "2030 fixed rate period"), the 2030 Notes will bear interest at a fixed rate of        % per annum, payable semi-annually in arrears on                                    and                                     of each year, commencing on                        , 2020. The last interest payment date for the 2030 fixed rate period will be                        , 2025. From and including                        , 2025, to but excluding the 2030 Notes Maturity Date or the date of earlier redemption (the "2030 floating rate period"), the 2030 Notes will bear interest at a floating rate per annum equal to the Benchmark rate, which is expected to be Three-Month Term SOFR (each subject to the provisions described under "Description of the Notes—Interest" in this prospectus supplement), plus                        basis points for each quarterly interest period during the 2030 floating rate period, payable quarterly in arrears on                        ,                         ,                         , and                                    of each year, commencing on                        , 2025. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

           We may, at our option, redeem the 2030 Notes (i) in whole or in part beginning with the interest payment date of                        , 2025 and on any interest payment date thereafter, or (ii) in whole, but not in part, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" (as such terms are defined and subject to the provisions described under "Description of the Notes—Redemption" in this prospectus supplement), or our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"). The 2030 Notes will not otherwise be redeemable by us prior to maturity. The redemption price for any redemption is 100% of the principal amount of the 2030 Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the 2030 Notes will be subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve ("Federal Reserve Approval").

           From and including the date of original issuance to, but excluding,                        , 2030 or the date of earlier redemption (the "2035 fixed rate period"), the 2035 Notes will bear interest at a fixed rate of        % per annum, payable semi-annually in arrears on                                    and                                     of each year, commencing on                        , 2020. The last interest payment date for the 2035 fixed rate period will be                        , 2030. From and including                        , 2030, to but excluding the 2035 Notes Maturity Date or the date of earlier redemption (the "2035 floating rate period"), the 2035 Notes will bear interest at a floating rate per annum equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, plus                         basis points for each quarterly interest period during the 2030 floating rate period, payable quarterly in arrears on                        ,                         ,                         and                                     of each year, commencing on                        , 2030. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

           We may, at our option, redeem the 2035 Notes (i) in whole or in part beginning with the interest payment date of                        , 2030 and on any interest payment date thereafter, or (ii) in whole, but not in part, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event", or our becoming required to register as an investment company pursuant to the Investment Company Act. The 2035 Notes will not otherwise be redeemable by us prior to maturity. The redemption price for any redemption is 100% of the principal amount of the 2035 Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the 2035 Notes will be subject to obtaining Federal Reserve Approval.

           The Notes will be unsecured subordinated obligations, will rank junior in right of payment to any of our existing and future Senior Debt (as defined under "Description of the Notes—Ranking; Subordination"), will rank equal in right of payment with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and certain other obligations, and will rank senior in right of payment to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. There will be no sinking fund for the Notes. The Notes will be obligations of Hilltop Holdings Inc. only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries. For a more detailed description of the Notes, see "Description of the Notes."

           Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.

           Investing in the Notes involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus concerning factors you should consider before investing in our securities.

           The Notes are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or public or private insurer. The Notes are ineligible as collateral for a loan or extension of credit from Hilltop Holdings Inc. or any of its subsidiaries. Neither the Securities and Exchange Commission (the "SEC"), the Federal Reserve, the FDIC, the Texas Department of Banking, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued under this prospectus supplement or the accompanying prospectus or determined the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per 2030 Note	Per 2035 Note	Total

Public offering price(1)%	%	$

Underwriting discount(2)%	%	$

Proceeds, before expenses, to us %	%	$

(1)
Plus accrued interest, if any, from the original issue date.

(2)
See "Underwriting" in this prospectus supplement for details.

           The underwriters expect to deliver the Notes in book-entry form through the facilities of The Depository Trust Company for the account of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, on or about                        , 2020, against payment of immediately available funds, which is the                    business day following the date of pricing the Notes (such settlement being referred to as "T+                    "). See "Underwriting" beginning on page S-58 of this prospectus supplement for details.

US Bancorp

The date of this prospectus supplement is                        , 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless the context indicates otherwise, the terms "we," "our," "us," "ourselves," "the Company," "the company," and "our company" in this prospectus supplement and the accompanying prospectus refer to Hilltop Holdings Inc., a Maryland corporation, and its consolidated subsidiaries. References to "Hilltop" refer solely to Hilltop Holdings Inc. References to a particular year refer to our fiscal year commencing on January 1 and ending on December 31 of that year.

        This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to us at the address or telephone number indicated in the section entitled "Incorporation of Certain Information by Reference" in this prospectus supplement.

        This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated March 27, 2020, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus used in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

        Before you invest in the Notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under "Incorporation of Certain Information by Reference."

        The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.

S-ii

 SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus that address results or developments that we expect or anticipate will or may occur in the future, and statements that are preceded by, followed by or include, words such as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "might," "plan," "probable," "projects," "seeks," "should," "target," "view" or "would" or the negative of these words and phrases or similar words or phrases, including such things as our business strategy, our financial condition, our revenue, our liquidity and sources of funding, market trends, operations and business, taxes, the impact of natural disasters or public health emergencies, such as the current outbreak of a novel strain of coronavirus ("COVID-19") that the World Health Organization ("WHO") declared a global pandemic in March 2020, the pending sale of National Lloyds Corporation ("NLC") and regulatory approval thereof, information technology expenses, capital levels, mortgage servicing rights ("MSR") assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, total expenses, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for credit losses and provision for (reversal of) credit losses, including as a result of the "current expected credit losses" (or "CECL") model, anticipated investment yields, our expectations regarding accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents and the outcome of litigation are forward-looking statements.

        These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If an event occurs, our business, business plan, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Certain factors that could cause actual results to differ include, among others:

  •
  changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil;

  •
  the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business;

  •
  the credit risks of lending activities, including our ability to estimate credit losses and increases to the allowance for credit losses as a result of the implementation of CECL, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs;

  •
  changes in the interest rate environment;

  •
  the failure of the NLC sale transaction to close on the expected timeline or at all, including the ability to obtain regulatory approvals and meet other closing conditions to the sale of NLC, as well as the effect of the announcement of the NLC transaction on agent or customer relationships and operating results;

  •
  risks associated with concentration in real estate related loans;

S-iii

  •
  effectiveness of our data security controls in the face of cyber attacks;

  •
  severe catastrophic events in Texas and other areas of the southern United States;

  •
  the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness;

  •
  cost and availability of capital;

  •
  changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act;

  •
  changes in key management;

  •
  competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies;

  •
  legal and regulatory proceedings;

  •
  failure of our insurance segment reinsurers to pay obligations under reinsurance contracts;

  •
  risks associated with merger and acquisition integration; and

  •
  our ability to use excess capital in an effective manner.

        For a more detailed discussion of these and other factors that may affect our business and that could cause the actual results to differ materially from those anticipated in these forward-looking statements, see Item 1A, "Risk Factors," and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2019, and Item 1A, "Risk Factors," and Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which are incorporated into this prospectus supplement and the accompanying prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated, as well as the risk factors and other cautionary statements included in this prospectus supplement and the accompanying prospectus and any applicable prospectus supplement and pricing supplement. See "Where You Can Find More Information."

        We caution that the foregoing list of factors is not exhaustive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. All subsequent written and oral forward-looking statements concerning our business attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement, except to the extent required by federal securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the section titled "Risk Factors" in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Special Note Concerning Forward-Looking Statements" in this prospectus supplement.

        Unless the context otherwise indicates, all references in this prospectus supplement to the "Company," "we," "us," "our" or "ours" or similar words are to Hilltop Holdings Inc. and its direct and indirect consolidated subsidiaries. References to "Hilltop" or "the issuer" refer solely to Hilltop Holdings Inc.

Hilltop Holdings Inc.

        Hilltop Holdings Inc. is a diversified, Texas-based financial holding company registered under the Bank Holding Company Act of 1956, as amended. Our primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. We also provide an array of financial products and services through our broker-dealer, mortgage origination and insurance segments. We endeavor to build and maintain a strong financial services company through organic growth as well as acquisitions, which we may make using available capital, excess liquidity and, if necessary or appropriate, additional equity or debt financing sources.

        Our common stock is listed on the New York Stock Exchange under the symbol "HTH." Our principal executive office is located at 6565 Hillcrest Avenue, Dallas, Texas 75205, and our telephone number is (214) 855-2177. Our website address is www.hilltop-holdings.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you must not consider the information to be a part of this prospectus supplement or the accompanying prospectus.

        Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus supplement. See "Where You Can Find More Information."

Recent Developments

  Adoption of CECL

        On January 1, 2020, we adopted ASU 2016-13, Financial Instruments—Credit Losses ("CECL"), which upon adoption resulted in an Allowance for Credit Loss ("ACL") for loans held for investment of $73.7 million as of January 1, 2020, an increase of $12.6 million from December 31, 2019.

        Because of CECL, our financial results may be negatively affected as soon as weak or deteriorating economic conditions are forecasted and alter our expectations for credit losses. In addition, due to the expansion of the time horizon over which we are required to estimate future credit losses under CECL, we may experience increased volatility in our future provisions for credit losses. During the three months ended March 31, 2020, reserves on individually evaluated loans increased $17.6 million, while reserves on expected losses of collectively evaluated loans increased primarily due to the increase in the expected lifetime credit losses under CECL attributable to the deteriorating economic outlook associated with the impact of the market disruption caused by COVID-19, which the WHO declared a global pandemic in March 2020.

  NLC Transaction

        On January 30, 2020, we entered into an agreement to sell all of the outstanding capital stock of NLC, which comprises the operations of our insurance segment, for a cash purchase price of $150.0 million, subject to post-closing adjustments. Consummation of the transaction, which we expect to occur in the second quarter of 2020, is subject to customary closing conditions, including required regulatory approvals. We also agreed to enter into an agreement at closing to refrain for a specified period from certain activities that compete with the business of NLC. Management determined that the pending sale of NLC represents a strategic shift away from one of our historically core business units. Accordingly, as of and for the three months ended March 31, 2020 and 2019, NLC's results have been presented as discontinued operations and its assets and liabilities have been classified as held for sale in the consolidated financial statements. Unless otherwise noted, for purposes of this prospectus supplement "consolidated" refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities classified as held for sale.

  COVID-19

        COVID-19 has spread globally, including to every state in the United States, and has resulted in the WHO declaring COVID-19 to be a global pandemic. On March 13, 2020, the United States declared a national emergency with respect to COVID-19. The U.S. federal government issued social distancing guidelines as a measure to reduce the escalation of the spread of COVID-19 in the United States. A majority of states and certain U.S. territories, including the District of Columbia, have issued orders requiring the closure of non-essential businesses and/or requiring residents to stay at home. The effects of COVID-19 and the governmental and societal response to the virus have negatively impacted financial markets and overall economic conditions on an unprecedented scale, resulting in the shuttering of businesses across the country and significant job loss. We are following guidelines established by the Centers for Disease Control and WHO and orders issued by the state and local governments where we operate. We have taken a number of precautionary steps to safeguard our business and our employees from COVID-19, including, but not limited to, implementing employee travel restrictions and telecommuting arrangements, while maintaining business continuity so that we can continue to deliver service to and meet the demands of our clients. As of March 23, 2020, most of our employees were working remotely, with only certain operationally critical employees working on site at our principal business headquarters and business segment locations. We are monitoring and assessing the impact of the COVID-19 pandemic on a daily basis to ensure that we continue to adhere to guidelines and orders issued by federal, state and local governments.

        In March and April 2020, President Trump signed into law two relief bills, the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") and the Paycheck Protection Program and Health Care Enhancement Act (the "PPP/HCE Act"), which are intended to provide emergency relief to several groups and individuals impacted by the COVID-19 pandemic. Among the numerous provisions contained in the CARES Act is the creation of a $349 billion Paycheck Protection Program ("PPP") that provides federal government loan forgiveness for Small Business Administration Section 7(a) loans for small businesses, which includes our customers, to pay up to eight weeks of employee compensation and other basic expenses such as electric and telephone bills. The PPP/HCE Act included an additional $310 billion for PPP funding. The CARES Act also provides for relief related to the adoption of certain accounting principles as well as tax provisions that may support the improvement of working capital levels. We will continue to evaluate the provisions of the CARES Act and the PPP/HCE Act and their impact on Hilltop and our employees as well as our customers and clients.

        In light of the extreme volatility and disruptions in the capital and credit markets in March 2020 resulting from the COVID-19 crisis and its negative impact on the economy, including a significant decline in corporate debt and equity issuances and a deterioration in the mortgage servicing and commercial paper markets, we took a number of precautionary actions in March that we believe enhance our financial flexibility by bolstering our cash position. Additionally, in light of the uncertain outlook for 2020 due to the COVID-19 pandemic, and Hilltop's commitment to maintaining strong capital and liquidity to meet the needs of its customers and communities during this exceptional period of economic uncertainty, Hilltop's board of directors has suspended its stock repurchase program. Hilltop's board of directors has the ability to reinstate the stock repurchase program at its discretion as circumstances warrant.

        The Federal Open Market Committee reduced the target range for short-term rates by 150 basis points to a range of 0.00% to 0.25% during March 2020 to support the economy and potentially reduce the impacts from the COVID-19 pandemic. As a result of these rate adjustments and the stressed economic outlook, mortgage rates fell to historically low levels. Given our exposure to the mortgage market, this precipitous decline in rates resulted in significant growth in mortgage originations at both PrimeLending and Hilltop Securities Inc. ("Hilltop Securities") through its partnerships with certain housing finance authorities. PrimeLending recorded record mortgage loan lock volume in March 2020, exceeding $3.7 billion. To improve our liquidity position, we raised brokered and other wholesale funding to support the enhanced mortgage activity. To meet increased liquidity demands in March 2020, we raised approximately $500 million of brokered money market deposits and approximately $245 million of brokered time deposits with terms of three, six or nine months. Further, an additional $200 million of deposits was swept from Hilltop Securities into PlainsCapital Bank, bringing the total funds swept from Hilltop Securities to approximately $1.5 billion in March 2020. These actions were in direct response to record mortgage originations during March 2020, which we expect will fund during the second quarter of 2020.

        Further, during March 2020, we substantially reduced the trading portfolio inventory limits at Hilltop Securities in an effort to protect capital, minimize losses and ensure target liquidity levels throughout the crisis. During March 2020, the capital markets began to experience significant friction and in certain portions of the market, liquidity was not prevalent. In particular for us, the market for municipal securities, collateralized mortgage obligations, mortgage derivatives and Government National Mortgage Association mortgage pools experienced significant liquidity stress at points during the month. The Federal Reserve, in partnership with the Treasury of the United States, has stepped in to provide additional liquidity in each of these critical markets. We will continue to evaluate market conditions and determine when it is appropriate to increase capital market inventory limits.

 THE OFFERING

        The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the section entitled "Description of the Notes" in this prospectus supplement and the section entitled "Description of Debt Securities" in the accompanying prospectus. For purposes of this section, references to "Hilltop," "we," "us," and "our" include only Hilltop Holdings Inc. and not any of its subsidiaries.

Issuer	Hilltop Holdings Inc., a Maryland corporation.
Notes Offered	% Fixed-to-Floating Rate Subordinated Notes due 2030.
% Fixed-to-Floating Rate Subordinated Notes due 2035.
Aggregate Principal Amount	$ of the 2030 Notes.
$ of the 2035 Notes.
Issue Price	% for the 2030 Notes.
% for the 2035 Notes.
Maturity Date	The 2030 Notes will mature on , 2030 (the "2030 Notes Maturity Date").
The 2035 Notes will mature on , 2035 (the "2035 Notes Maturity Date").
Interest

Fixed rate period for the 2030 Notes: From and including the date of original issuance to, but excluding            , 2025 or the date of earlier redemption (the "2030 fixed rate period"), a fixed rate per annum of      %.

Floating rate period for the 2030 Notes: From and including            , 2025 to, but excluding the 2030 Notes Maturity Date or the date of earlier redemption (the "2030 floating rate period"), a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus            basis points for each quarterly interest period during the floating rate period; provided, however, that, in the event the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "Description of the Notes").

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of the Notes") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of the Notes-Effect of Benchmark Transition Event," which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the 2030 Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the 2030 Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of the Notes") plus          basis points.

We will appoint a calculation agent for the 2030 Notes prior to the commencement of the 2030 Notes floating rate period. We will act as the initial calculation agent.

Fixed rate period for the 2035 Notes: From and including the date of original issuance to, but excluding            , 2030 or the date of earlier redemption (the "2035 fixed rate period"), a fixed rate per annum of      %.

Floating rate period for the 2035 Notes: From and including            , 2030 to but excluding the 2035 Notes Maturity Date or the date of earlier redemption (the "2035 floating rate period"), a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus            basis points for each quarterly interest period during the floating rate period; provided, however, that, in the event the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions.

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of the Notes-Effect of Benchmark Transition Event," which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the 2035 Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the 2035 Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus          basis points.

We will appoint a calculation agent for the 2035 Notes prior to the commencement of the 2035 Notes floating rate period. We will act as the initial calculation agent.
Interest Payment Dates	Fixed rate period for the 2030 Notes: and of each year, commencing on , 2020. The last interest payment date for the fixed rate period will be , 2025.
Floating rate period for the 2030 Notes: , ,
, and of each year, commencing on , 2025.
Fixed rate period for the 2035 Notes: and of each year, commencing on , 2020. The last interest payment date for the fixed rate period will be , 2030.
Floating rate period for the 2035 Notes: , ,
, and of each year, commencing on , 2030.
Day Count Convention	Fixed rate period for the Notes: 360-day year consisting of twelve 30-day months.
Floating rate period for the Notes: 360-day year and the actual number of days elapsed.
Indenture

We will issue the 2030 Notes under an indenture between Hilltop, as the issuer, and U.S. Bank National Association, as trustee (the "Trustee"), to be dated as of the issue date (the "Base Indenture"), as amended and supplemented by a first supplemental indenture between Hilltop and the Trustee, to be dated as of the issue date (the "First Supplemental Indenture"). We will issue the 2035 Notes under the Base Indenture, as amended and supplemented by a second supplemental indenture between Hilltop and the Trustee, to be dated as of the issue date (the "Second Supplemental Indenture"). "Indenture" shall mean (i) with respect to the 2030 Notes, the Base Indenture, as amended and supplemented by the First Supplemental Indenture, and (ii) with respect to the 2035 Notes, the Base Indenture, as amended and supplemented by the Second Supplemental Indenture.

No Guarantee

The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under "Ranking; Subordination."

Ranking; Subordination	The Notes will be our unsecured, subordinated obligations and:
• will rank junior in right of payment to our existing and future Senior Debt, as defined under "Description of the Notes—Ranking; Subordination";

•

will rank equal in right of payment with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and certain other obligations;

• will rank senior in right of payment to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes; and

•

will be structurally subordinated to all of the existing and future indebtedness, deposits and other liabilities of our current and future subsidiaries, including without limitation, PlainsCapital Bank.

As of March 31, 2020, on a consolidated basis, our liabilities totaled approximately $13.54 billion, which includes approximately $9.95 billion of deposit liabilities, $150.0 million of Federal Home Loan Bank borrowings, $150.0 million of 5% Senior Notes due 2025 (the "2025 Senior Notes"), $67.0 million of junior subordinated debentures issued or assumed by a subsidiary of Hilltop, and $3.2 billion of other liabilities. All of these liabilities are contractually or structurally senior to the Notes. The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

The Notes are not savings accounts, deposits, or other obligations of PlainsCapital Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer.

Form and Denomination

The Notes will be issued in book-entry form only through the facilities of The Depository Trust Company (with its successors, "DTC") in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

We may, at our option, beginning with the interest payment date of            , 2025, and on any interest payment date thereafter, redeem the 2030 Notes, in whole or in part, from time to time, subject to obtaining Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.

We may, at our option, beginning with the interest payment date of            , 2030, and on any interest payment date thereafter, redeem the 2035 Notes, in whole or in part, from time to time, subject to obtaining Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption

We may redeem the 2030 Notes at any time prior to their maturity, including prior to            , 2025, subject to obtaining Federal Reserve Approval, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or our becoming required to register as an investment company pursuant to the Investment Company Act. For more information, see "Description of the Notes-Redemption."

We may redeem the 2035 Notes at any time prior to their maturity, including prior to            , 2030, subject to obtaining Federal Reserve Approval, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or our becoming required to register as an investment company pursuant to the 1940 Act. For more information, see "Description of the Notes-Redemption."

Sinking Fund	There is no sinking fund for the Notes.
Future Issuances

The 2030 Notes will initially be limited to an aggregate principal amount of $            and the 2035 Notes will initially be limited to an aggregate principal amount of $            . We may, from time to time, without notice to or consent of the holders of the Notes, increase the aggregate principal amount of one or both series of Notes outstanding by issuing additional Notes of such series in the future with the same terms as such Notes, except for the issue date, the offering price, and the first interest payment date, and such additional notes may be consolidated with the Notes of such series issued in this offering and form a single series; provided that, if any such additional notes are not fungible with such Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number. In addition, we may, from time to time, create and issue other series of debt securities under the base indenture having different terms than either series of Notes.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $            , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes. See "Use of Proceeds."

Listing

The Notes will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop or be sustained following this offering.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning, and disposing of the Notes, see "Material U.S. Federal Income Tax Considerations."
ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see "Certain ERISA Considerations."
Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee	U.S. Bank National Association
Risk Factors

Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under "Risk Factors" beginning on page S-13 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following summary selected financial information for the fiscal years ended December 31, 2015 through December 31, 2019 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical financial information as of and for the three months ended March 31, 2020 and March 31, 2019 have been derived from our unaudited consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and includes all adjustments (consisting of normal recurring items) which are, in our opinion, necessary for a fair statement of our financial position as of such dates and results of operations for such periods. You should not assume that the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Statement of Operations Data:
Total interest income	$144,875	$148,938	$614,829	$579,428	$507,156	$455,954	$469,838
Total interest expense	34,539	40,649	173,523	143,104	85,408	58,423	61,255

Net interest income	110,336	108,289	441,306	436,324	421,748	397,531	408,583
Provision for credit losses	34,549	951	7,206	5,088	14,271	40,620	12,715

Net interest income after provision for credit losses	75,787	107,338	434,100	431,236	407,477	356,911	395,868
Total noninterest income	271,713	215,963	1,206,016	1,022,790	1,205,064	1,286,965	1,227,642
Total noninterest expense	281,901	278,747	1,339,807	1,293,249	1,369,255	1,412,471	1,340,016

Income before income taxes	65,599	44,554	300,309	160,777	243,286	231,405	283,494
Income tax expense	15,148	10,137	67,332	35,050	110,142	83,461	70,915

Income from continuing operations	50,451	34,417	—	—	—	—	—
Income from discontinued operations, net of income taxes	3,151	5,360	—	—	—	—	—

Net income	53,602	39,777	232,977	125,727	133,144	147,944	212,579
Less: Net income attributable to noncontrolling interest	3,966	911	7,686	4,286	600	2,050	1,606

Income attributable to Hilltop	49,636	38,786	225,291	121,441	132,544	145,894	210,973
Dividends on preferred stock(1)	—	—	—	—	—	—	1,854

Income applicable to Hilltop common stockholders	$49,636	$38,786	$225,291	$121,441	$132,544	$145,894	$209,119

Per Share Data:
Earnings per common share—basic	$0.55	$0.41	$2.44	$1.28	$1.36	$1.48	$2.10
Weighted average shares outstanding—basic	90,509	93,669	92,345	94,969	97,137	98,404	99,074
Earnings per common share—diluted	$0.55	$0.41	$2.44	$1.28	$1.36	$1.48	$2.09
Weighted average shares outstanding—diluted	90,550	93,669	92,394	95,067	97,353	98,629	99,962
Book value per common share	$23.71	$21.23	$23.20	$20.83	$19.92	$18.98	$17.56
Tangible book value per common share	$20.47	$18.03	$19.65	$17.31	$16.92	$15.97	$14.46
Cash dividends declared per common share	$0.09	$0.08	$0.32	$0.28	$0.24	$0.06	$—
Dividend payout ratio(2)	16.41%	19.32%	13.12%	21.90%	17.59%	4.05%	—%

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Balance Sheet Data:
Total assets	$15,706,250	$13,549,370	$15,172,448	$13,683,572	$13,365,786	$12,738,062	$11,867,001
Cash and due from banks	524,370	273,589	484,959	644,073	486,977	669,357	652,036
Securities	1,721,116	1,998,017	2,094,301	1,991,815	1,852,094	1,215,372	1,219,874
Loans held for sale	2,433,407	1,059,280	2,106,361	1,393,246	1,715,357	1,795,463	1,533,678
Loans held for investment, net of unearned income(3)	7,345,250	7,011,679	7,381,400	6,930,458	6,455,798	6,099,626	5,587,911
Allowance for loan losses(3)	(106,739)	(58,809)	(61,136)	(59,486)	(63,686)	(54,599)	(46,947)
Goodwill and other intangible assets, net	292,466	299,718	321,590	329,440	288,240	296,503	306,676
Total deposits	9,947,489	8,298,119	9,032,214	8,536,156	7,978,119	7,063,811	6,952,683
Notes payable	244,042	197,872	283,769	228,872	208,809	317,912	238,716
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012	67,012	67,012
Total stockholders' equity	2,163,733	2,015,131	2,128,796	1,973,893	1,914,807	1,874,520	1,738,125
Performance Ratios(4):
Return on average stockholders' equity(5)	9.38%	8.04%	11.18%	6.33%	7.00%	8.13%	12.32%
Return on average assets(5)	1.47%	1.21%	1.66%	0.93%	1.03%	1.21%	1.70%
Net interest margin(6)	3.41%	3.69%	3.48%	3.55%	3.61%	3.68%	3.71%
Net interest margin (taxable equivalent)(7)	3.42%	3.70%	3.48%	3.56%	3.63%	3.71%	3.74%
Asset Quality Ratios(4):
Total nonperforming assets to total loans and other real estate	1.40%	0.77%	0.73%	0.89%	1.33%	1.39%	2.34%
Allowance for loan losses to nonperforming loans	122.10%	190.60%	169.28%	175.22%	139.58%	193.05%	137.99%
Allowance for loan losses to total loans	1.45%	0.84%	0.83%	0.86%	0.99%	0.90%	0.84%
Net charge-offs to average loans outstanding	0.02%	0.02%	0.08%	0.14%	0.08%	0.57%	0.14%
Capital Ratios:
Equity to assets ratio	13.60%	14.70%	13.86%	14.25%	14.31%	14.68%	14.64%
Tangible common equity to tangible assets	11.96%	12.77%	12.00%	12.13%	12.42%	12.65%	12.37%
Regulatory Capital Ratios:
Hilltop—Leverage ratio	13.03%	13.22%	12.71%	12.53%	12.94%	13.51%	12.65%
Hilltop—Common equity Tier 1 risk-based capital ratio	15.96%	16.75%	16.70%	16.58%	17.71%	18.30%	17.87%
Hilltop—Tier 1 risk-based capital ratio	16.38%	17.22%	17.13%	17.04%	18.24%	18.87%	18.48%
Hilltop—Total risk-based capital ratio	17.00%	17.64%	17.55%	17.47%	18.78%	19.34%	18.89%
PlainsCapital—Leverage ratio	12.06%	12.61%	11.61%	12.47%	12.32%	12.35%	13.22%
PlainsCapital—Common equity Tier 1 risk-based capital ratio	13.33%	13.89%	13.45%	13.90%	14.47%	14.64%	16.23%
PlainsCapital—Tier 1 risk-based capital ratio	13.33%	13.89%	13.45%	13.90%	14.47%	14.64%	16.25%
PlainsCapital—Total risk-based capital ratio	14.26%	14.60%	14.13%	14.63%	15.29%	15.38%	16.99%
Other Data:
Banking Segment:
Efficiency ratio(8)	55.47%	58.78%	54.99%	61.93%	58.24%	58.87%	56.45%
Return on average assets(5)	0.33%	1.34%	1.36%	1.23%	0.85%	0.94%	1.36%
Net interest margin(6)	3.81%	4.24%	4.00%	4.23%	4.31%	4.65%	5.05%
Net interest margin (taxable equivalent)(7)	3.82%	4.25%	4.01%	4.24%	4.33%	4.68%	5.08%
Broker-Dealer Segment:
Net revenue(9)	$99,382	$104,157	$455,719	$352,592	$412,156	$416,938	$367,466
Compensation as a % of net revenue	56.9%	60.6%	58.7%	62.0%	60.8%	60.6%	69.6%

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Mortgage Origination Segment:
Mortgage loan originations volume—Home purchases	$2,341,847	$2,050,760	$11,718,772	$11,798,804	$11,974,571	$11,276,378	$9,891,792
Mortgage loan originations volume—Refinancings	1,280,741	396,282	3,860,665	1,893,680	2,483,342	4,183,835	3,460,327
Mortgage loan originations volume—Total	3,622,588	2,447,042	15,579,437	13,692,484	14,457,913	15,460,213	13,352,119
Mortgage loan sales volume—Total	3,486,249	2,711,114	14,591,727	13,735,885	14,454,260	15,155,340	13,129,069
Insurance Segment:
Net loss and LAE ratio	39.7%	45.0%	52.1%	58.0%	66.6%	57.4%	61.1%
Expense ratio	38.0%	41.5%	39.7%	39.0%	39.9%	33.5%	33.8%
Combined ratio	77.7%	86.5%	91.8%	97.0%	106.5%	90.9%	94.9%
Statutory surplus(10)	$91,891	$80,747	$89,313	$96,545	$116,590	$161,790	$152,342
Statutory premiums to surplus ratio	34.4%	39.9%	146.8%	138.6%	117.5%	92.3%	105.4%

Note: "Consolidated" refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities classified as held for sale.

(1)
Series B preferred stock was redeemed in April 2015.

(2)
Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.

(3)
At the close of business on September 30, 2018, the loss-share agreements with the FDIC for commercial assets expired, except for certain obligations on the part of PlainsCapital Bank that survived. On October 17, 2018, PlainsCapital Bank and the FDIC entered into a Termination Agreement pursuant to which all rights and obligations under each of the loss-share agreements with the FDIC were resolved and terminated. As such, all loans previously identified as either "covered loans" or "non-covered loans" are now collectively referred to as "loans held for investment" for all periods presented. In addition, the allowance for loan losses on the aforementioned loans held for investment is presented as one combined line item for all periods presented.

(4)
Noted measures are typically used for measuring the performance of banking and financial institutions.

(5)
Noted measures during 2017 include non-cash, non-recurring charges to Hilltop consolidated and banking segment results of $28.4 million and $25.7 million, respectively, primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act of 2017 ("the Tax Legislation"). Deferred tax asset amounts recorded in December 2017 following enactment of the Tax Legislation were final as of September 30, 2018.

(6)
Net interest margin is defined as net interest income divided by average interest-earning assets.

(7)
Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on a 21% federal income tax rate for 2020, 2019 and 2018 periods presented and 35% federal income tax rate for all previous periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop consolidated were $0.3 million, $0.2 million, $0.6 million, $0.9 million, $2.2 million, $2.4 million and $3.0 million, respectively, and for the banking segment were $0.2 million, $0.2 million, $0.6 million, $0.8 million, $1.6 million, $1.5 million and $1.8 million, respectively.

(8)
Efficiency ratio is defined as noninterest expenses divided by the sum of total noninterest income and net interest income for the period.

(9)
Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.

(10)
Statutory surplus includes combined surplus of National Lloyds Insurance Company and American Summit Insurance Company, each of which is an indirect wholly-owned subsidiary of Hilltop.

RISK FACTORS

        An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other documents that we subsequently filed with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties of which management is not aware or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading "Special Note Concerning Forward-Looking Statements." This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

COVID-19 Risks and Uncertainties

The COVID-19 pandemic has adversely affected, and will likely continue to adversely affect, our business, financial condition, liquidity and results of operations.

        We believe the worldwide COVID-19 pandemic has negatively affected the global economy and our business, and that it is likely to continue to do so. Since the beginning of January 2020, the outbreak has caused significant volatility and disruption in the financial markets both globally and in the United States. If COVID-19, or another highly infectious or contagious disease, continues to spread or the response to contain it is unsuccessful, we could experience material adverse effects on our business, financial condition, liquidity, and results of operations. The extent of such effects will depend on future developments that are highly uncertain and cannot be predicted, including the geographic spread of the virus, the overall severity of the disease, the duration of the outbreak, the measures that have be taken, or future measures, by various governmental authorities in response to the outbreak (such as quarantines, shelter-in-place orders and travel restrictions) and the possible further impacts on the global economy.

        We are generally exposed to the credit risk that third parties that owe us money, securities or other assets will fail to meet their obligations to us due to numerous causes, and this risk may be exacerbated by the macroeconomic effects of COVID-19. We lend to businesses and individuals, including through offering commercial and industrial loans, commercial and residential mortgage loans and other loans generally collateralized by assets. We also incur credit risk through our investments. Our credit risk and credit losses may increase to the extent our loans or investments are to borrowers or issuers who as a group may be uniquely or disproportionately affected by declining economic or market conditions as a result of COVID-19, such as those operating in the travel, lodging, retail, entertainment and energy industries. The deterioration of an individually large exposure due to COVID-19 could lead to additional credit loss provisions and/or charges-offs, or credit impairment of our investments, and subsequently have a material impact on our net income, regulatory capital and liquidity.

        The continuation of the adverse economic conditions caused by the pandemic can be expected to have a significant adverse effect on our businesses and results of operations, including:

  •
  increases in the allowance for credit losses and possible recognition of credit losses, especially if businesses remain closed, unemployment continues to rise and clients and customers draw on their lines of credit or seek additional loans to help finance their businesses;

  •
  possible constraints on liquidity and capital, whether due to increases in risk-weighted assets related to supporting client activities or to regulatory actions, and

  •
  the possibility that significant portions of our workforce are unable to work effectively, including because of illness, quarantines, sheltering-in-place arrangements, government actions or other restrictions related to the pandemic.

        We also could experience a material reduction in trading volume and lower securities prices in times of market volatility, which would result in lower brokerage revenues, including losses on firm inventory. The fair values of certain of our investments could also be negatively impacted, resulting in unrealized or realized losses on such investments.

        Moreover, certain actions taken by U.S. or other governmental authorities, including the Federal Reserve, that are intended to ameliorate the macroeconomic effects of COVID-19 may cause additional harm to our business. Decreases in short-term interest rates, such as those announced by the Federal Reserve late in our 2019 fiscal year and during the first fiscal quarter of 2020, have had, and we expect that they will continue to have, a negative impact on our results of operations, as we have certain assets and liabilities that are sensitive to changes in interest rates.

        The extent to which the COVID-19 pandemic negatively affects our businesses, results of operations and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic. To the extent the COVID-19 pandemic adversely affects our business, results of operations and financial condition, it may also have the effect of heightening many of the other risks described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and any subsequent filings with the SEC.

Risks Related to the Notes and the Offering

The Notes will be unsecured and subordinated to any future senior indebtedness.

        The Notes will be subordinated obligations of Hilltop. Accordingly, they will rank junior in right of payment to any existing and all future senior indebtedness and other financial obligations as described under "Description of the Notes—Ranking; Subordination." Hilltop's senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of Hilltop issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities, and other obligations, including deposits, of Hilltop's subsidiaries, including PlainsCapital Bank. If we default on payments that are senior to the Notes, or if any such obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the Notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the Notes only after we have paid in full all of our liabilities that are senior to the Notes. As of March 31, 2020, on a consolidated basis, our total assets totaled approximately $15.7 billion, and our liabilities totaled approximately $13.54 billion, which includes approximately $9.95 billion of deposit liabilities. All of these liabilities are contractually or structurally senior to the Notes.

        In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of Hilltop's secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

        As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation, or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency, or any of our subsidiaries or public or private insurer. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets.

        The Notes are not savings accounts, deposits, or other obligations of PlainsCapital Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of Hilltop Holdings Inc. only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of PlainsCapital Bank, its depositors) generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

        As of March 31, 2020, on a consolidated basis, our liabilities totaled approximately $13.54 billion, which includes approximately $9.95 billion of deposit liabilites, $150.0 million of Federal Home Loan Bank borrowings, $150.0 million of the 2025 Senior Notes, $67.0 million of junior subordinated debentures issued or assumed by a subsidiary of Hilltop, and $3.2 billion of other liabilities. All of these liabilities are contractually or structurally senior to the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends, or repurchase our capital stock.

        Neither Hilltop nor any of its subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends, or issuing or repurchasing our securities including our regular quarterly dividend and share repurchases pursuant to our previously announced share repurchase program.

        In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger, or similar transaction that may adversely affect you. See "Description of the Notes—Merger, Consolidation or Sale of Assets."

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

        Hilltop is a financial holding company, and it conducts substantially all of its operations through subsidiaries, including PlainsCapital Bank. It depends on dividends, distributions, and other payments from our subsidiaries to meet its obligations, including to fund payments on the Notes, and to provide funds for payment of dividends to its shareholders, to the extent declared by its board of directors. There are various legal limitations applicable to the payment of dividends by PlainsCapital Bank to Hilltop. The payment of dividends by PlainsCapital Bank may be limited by certain factors, such as requirements to maintain capital above regulatory guidelines. Bank regulatory agencies have the authority to prohibit PlainsCapital Bank from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending on the financial condition of PlainsCapital Bank, could be deemed to constitute such an unsafe or unsound practice. Under the Federal Deposit Insurance Act ("FDIA"), insured depository institutions, such as PlainsCapital Bank, are prohibited from making capital distributions, including the payment of dividends, if, after making such distributions, the institution would become "undercapitalized" (as such term is used in the statute). Additionally, under Basel III capital requirements, banking institutions with a ratio of common equity Tier 1 to risk-weighted assets above the minimum but below the conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. See the information under "Government Supervision and Regulation" in Item 1, "Business," in our Annual Report on Form 10-K for the year ended December 31, 2019. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

        Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to Hilltop from PlainsCapital Bank and required capital levels with respect to PlainsCapital Bank and financial, business, and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Regulatory guidelines may restrict Hilltop's ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether it is the subject of an insolvency proceeding.

        As a financial holding company, Hilltop's ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as "Tier 2 capital" under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, Hilltop is required to act as a source of financial and managerial strength to PlainsCapital Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when Hilltop may not otherwise be inclined or able to provide it. As a result of the foregoing, Hilltop may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

        If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure,

immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of PlainsCapital Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

        Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving Hilltop or PlainsCapital Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of Hilltop's other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event Hilltop or PlainsCapital Bank become subject to an enforcement action, prohibit PlainsCapital Bank from paying dividends to Hilltop, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See "Description of the Notes—Events of Default; Limited Rights of Acceleration; Notices of Default."

An active trading market for the Notes may not develop.

        The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop or be sustained, the ability of holders of the Notes to sell their Notes, or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a secondary market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

        Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest, or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance, and future prospects; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the 2030 Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

        Subject to Federal Reserve Approval, on or after                        , 2025, we may, at our option, redeem the 2030 Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event," or (iii) if the Company is required to register as an investment company under the Investment Company Act, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the maturity date of the Notes. As a result, we may be more likely to redeem the Notes prior to their maturity date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See "Description of the Notes—Redemption."

        We may elect to redeem the 2030 Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the 2030 Notes are first redeemable. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the 2030 Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk profile and then-current regulatory standards.

Because the 2035 Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

        Subject to Federal Reserve Approval, on or after                        , 2030, we may, at our option, redeem the 2035 Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part upon the occurrence of (i) a "Tax Event,", (ii) a "Tier 2 Capital Event," or (iii) if Company is required to register as an investment company under the Investment Company Act, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the maturity date of the Notes. As a result, we may be more likely to redeem the Notes prior to their maturity date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See "Description of the Notes—Redemption."

        We may elect to redeem the 2035 Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the 2035 Notes are first redeemable. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the 2035 Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk profile and then-current regulatory standards.

The amount of interest payable on the 2030 Notes will vary after                        , 2025, and the amount of interest payable on the 2035 Notes will vary after                        , 2030.

        During the 2030 fixed rate period, the 2030 Notes will bear interest at an initial fixed rate of        % per annum and during the 2035 fixed rate period, the 2035 Notes will bear interest at an initial fixed rate of        % per annum. Thereafter, the 2030 Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                        basis points, and the 2035 Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                        basis points, in each case subject to the applicable provisions under "Description of the Notes-Interest." The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our published credit ratings may not reflect all risks of an investment in the Notes, and changes in our published credit ratings may adversely affect your investment in the Notes.

        The published credit ratings of Hilltop or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold, or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, any real or anticipated changes in our published credit ratings will generally affect the trading market for, or the trading value of, the Notes.

        Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our credit ratings could also increase our borrowing costs and limit access to the capital markets.

        Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of the Notes and could limit our access to or increase our cost of capital.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

        In June 2017, the Alternative Reference Rates Committee ("ARRC") convened by the Federal Reserve and the Federal Reserve Bank of New York ("FRBNY") announced SOFR as its recommended alternative to London interbank offered rate ("LIBOR") for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.

        SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the Notes.

Investors should not rely on indicative or historical data concerning SOFR.

        The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

        SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement ("repo") transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be "specials." According to FRBNY, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

        FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect holders of the Notes.

        Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes shall accrue at such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the Notes.

The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

        Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the Notes. If, at the commencement of the applicable floating rate period for the Notes, the Relevant Governmental Body (as defined in "Description of the Notes" below) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions, or elections with respect to technical, administrative, or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the manner and timing for its determination of the applicable Three-Month Term SOFR during the applicable floating rate period. The determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the applicable floating rate period, which could adversely affect the return on, value of, and market for the Notes. We will act as the initial calculation agent.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

        Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

A modification of the Notes could occur for tax purposes in the event that a Benchmark Replacement is not a "qualified rate" under applicable Treasury Regulations.

        Recent proposed Treasury Regulations provide guidance on the tax consequences on the use of a reference rate other than SOFR (or another interbank offered rate) in debt instruments. The proposed Treasury Regulations explain a significant modification of a debt instrument would not result in the event that a "qualified rate" is used (rather than SOFR). A "qualified rate" is a rate that includes, among other things, a rate selected, endorsed or recommended by a central bank (or similar authority) as a replacement for SOFR (or another interbank offered rate) in that jurisdiction. If the proposed Treasury Regulations are finalized in their current form, we expect that the Notes would include a "qualified rate" in lieu of SOFR such that a significant modification of the Notes would not result from the new rate, but cannot guarantee that a "qualified rate" could be used for the Notes or that a significant modification would not occur.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

        Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC); (ii) ISDA; or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of, and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.

Any market for the SOFR-linked debt securities may be illiquid or unpredictable.

        Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the Notes.

        The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the Notes, and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the Notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

The Notes may be issued with original issue discount for United States federal income tax purposes, although we do not expect that the Notes will be issued with original issue discount.

        It is expected that either the issue price of the Notes will equal the stated redemption price at maturity or if the issue price is less than the stated redemption price at maturity, that the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations) and that, as a result, the Notes will not be issued with original issue discount, which we refer to as "OID," for United States federal income tax purposes. If the Notes are issued with OID, holders subject to United States federal income tax will be required to include such OID in gross income (as ordinary income) for United States federal income tax purposes over the term of the Notes in advance of the receipt of cash payments to which such income is attributable (regardless of such holder's method of accounting for United States federal income tax purposes). See "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $            , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, (i) repayment, redemption or refinancing of debt, (ii) acquisitions of assets, businesses or securities, (iii) working capital for Hilltop and its subsidiaries, (iv) capital expenditures and (v) repurchases and redemptions of securities.

        Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

 CAPITALIZATION

        The following table shows our capitalization and liabilities at March 31, 2020:

  (i)
  on a consolidated basis; and

  (ii)
  on a consolidated basis as adjusted to give effect to the issuance and sale of the Notes in this offering (after deducting the underwriting discount and estimated offering expenses).

        This table should be read in conjunction with the risk factors and our consolidated financial statements and related notes for the three months ended March 31, 2020 included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Information by Reference."

	As of March 31, 2020
(Dollars in thousands, except share data)	Actual	As Adjusted for this Offering
Cash and due from banks	$524,370
Liabilities
Deposits:
Noninterest-bearing	$2,865,192
Interest-bearing	7,082,297

Total deposits	9,947,489
Broker-dealer and clearing organization payables	1,259,181
Short-term borrowings	1,329,948
Securities sold, not yet purchased, at fair value	22,768
Notes payable	244,042
Operating lease liabilities	124,123
Junior subordinated debentures	67,012
Other liabilities	408,224
Liabilities held for sale	139,730

Total liabilities	$13,542,517
Shareholders' equity
Common Stock:
Common stock, $0.01 par value (125,000,000 shares authorized; 90,108,336 shares issued and outstanding at March 31, 2020)	901
Additional paid-in capital	1,437,301
Accumulated other comprehensive income	20,939
Retained earnings	676,946
Deferred compensation employee stock trust, net	774
Employee stock trust (7,539 shares, at cost, at March 31, 2020)	(150)

Total Hilltop stockholders' equity	2,136,711
Noncontrolling interests	27,022

Total stockholders' equity	2,163,733

Total liabilities and stockholders' equity	$15,706,250
Capital Ratios:
Leverage ratio(1)	13.03%
Common equity Tier 1 risk-based capital ratio	15.96%
Tier 1 risk-based capital ratio	16.38%
Total risk-based capital ratio	17.00%

(1)
The leverage ratio is a regulatory capital ratio and is defined as Tier 1 risk-based capital divided by average consolidated assets.

 DESCRIPTION OF THE NOTES

        We will issue the 2030 Notes under an indenture between Hilltop, as the issuer, and U.S. Bank National Association, as trustee (the "Trustee"), to be dated as of the issue date (the "Base Indenture"), as amended and supplemented by a first supplemental indenture between Hilltop and the Trustee, to be dated as of the issue date (the "First Supplemental Indenture"). We will issue the 2035 Notes under the Base Indenture, as amended and supplemented by a second supplemental indenture between Hilltop and the Trustee, to be dated as of the issue date (the "Second Supplemental Indenture"). For purposes of this section, references to the "Indenture" shall mean (i) with respect to the 2030 Notes, the Base Indenture, as amended and supplemented by the First Supplemental Indenture, and (ii) with respect to the 2035 Notes, the Base Indenture, as amended and supplemented by the Second Supplemental Indenture. You may request a copy of the Indenture from us as described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

        You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to "we," "us," and "our" include only Hilltop and not any of its subsidiaries.

General

        The Notes will be unsecured and subordinated obligations of Hilltop. The 2030 Notes will be issued as a series of debt securities under the Indenture in an initial aggregate principal amount of $            and the 2035 Notes will be issued as a series of debt securities under the Indenture in an initial aggregate principal amount of $            . The Notes are solely obligations of Hilltop and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes are not savings accounts, deposits or other obligations of any of our subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. We may issue additional series of notes under the Indenture. See "—Further Issues."

        The 2030 Notes will mature on                    , 2030 (the "2030 Notes Maturity Date") and the 2035 Notes will mature on                    , 2035 (the "2035 Notes Maturity Date" and, together with the 2030 Notes Maturity Date, the "Maturity Dates"), in each case, unless previously redeemed or otherwise accelerated. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See "—Events of Default; Limited Rights of Acceleration; Notices of Default" and "Risk Factors—Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default" in this prospectus supplement.

        The Notes are not convertible into, or exchangeable for, equity securities, other securities, or assets of Hilltop or its subsidiaries. There is no sinking fund for the Notes. We intend for the Notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance and interpretations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Except as described under "—Clearance and Settlement," the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, "DTC") and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See "—Clearance and Settlement."

        As a financial holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us. See "Risk Factors—Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries" and "Risk Factors—Regulatory guidelines may restrict Hilltop's ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether it is the subject of an insolvency proceeding in this prospectus supplement."

        No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer, or director of Hilltop or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits, or other liabilities by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments, or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

        See "Risk Factors—The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends, or repurchase our capital stock" in this prospectus supplement.

        We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any automated quotation system.

Interest

  2030 Notes

        From and including the date of original issuance, to, but excluding,                     , 2025, or the date of earlier redemption (the "2030 Notes Fixed Rate Period"), the 2030 Notes will bear interest at an fixed rate of        % per annum, payable semi-annually in arrears on                and                of each year (each, a "2030 Notes Fixed Rate Interest Payment Date"), commencing on                    , 2020. The last 2030 Notes Fixed Rate Interest Payment Date for the 2030 Notes Fixed Rate Period will be                    , 2025.

        From and including                    , 2025, to, but excluding, the 2030 Notes Maturity Date or the date of earlier redemption (the "2030 Notes Floating Rate Period"), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                basis points for each quarterly interest period during the 2030 Notes Floating Rate Period, payable quarterly in arrears on                ,                 ,                , and                of each year (each, a "2030 Notes Floating Rate Interest Payment Date," and, together with the 2030 Notes Fixed Rate Interest Payment Dates, the "2030 Notes Interest Payment Dates"), commencing on                    , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

  2035 Notes

        From and including the date of original issuance, to but excluding                    , 2030, or the date of earlier redemption (the "2035 Notes Fixed Rate Period" and, together with the 2030 Notes Fixed Rate Period, the "Fixed Rate Periods"), the 2035 Notes will bear interest at a fixed rate of        % per annum, payable semi-annually in arrears on                and                of each year (each, a "2035 Notes Fixed Rate Interest Payment Date," and, together with the 2030 Notes Fixed Rate Interest Payment Date, the "Fixed Rate Interest Payment Dates"), commencing on                    , 2020. The last 2035

Notes Fixed Rate Interest Payment Date for the 2035 Notes Fixed Rate Period will be                    , 2030.

        From and including                    , 2030, to but excluding the 2035 Notes Maturity Date or the date of earlier redemption (the "2035 Notes Floating Rate Period" and, together with the 2030 Notes Floating Rate Period, the "Floating Rate Periods"), the 2035 Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                 basis points for each quarterly interest period during the 2035 Notes Floating Rate Period, payable quarterly in arrears on                ,                 ,                , and                of each year (each, a "2035 Notes Floating Rate Interest Payment Date," and, together with the 2035 Notes Fixed Rate Interest Payment Dates, the "2035 Notes Interest Payment Dates" and, together with the 2030 Notes Interest Payment Dates, the "Interest Payment Dates"), commencing on                    , 2030. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

        For the purpose of calculating the interest on the Notes for each interest period during the Floating Rate Periods when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent. See "Calculation Agent."

        The following definitions apply to the foregoing definition of Three-Month Term SOFR:

        "Benchmark" means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

        "Corresponding Tenor" means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York (the "FRBNY") at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        "Reference Time" with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

        "SOFR" means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York's website.

        "Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

        "Three-Month Term SOFR Conventions" means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "interest period," timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

        The terms "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Replacement," "Benchmark Replacement Adjustment," and "Benchmark Transition Event" have the meanings set forth under the heading "—Effect of Benchmark Transition Event."

        Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the Floating Rate Periods. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Periods will be an annual rate equal to the Benchmark Replacement (as defined below) plus                basis points.

        Absent manifest error, the calculation agent's determination of the interest rate for an interest period for the Notes will be binding and conclusive on you and the Trustee. The calculation agent's determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent's principal offices, will be made available to any holder of the Notes upon request and will be provided to the Trustee.

        Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the Fixed Rate Periods, and on the basis of a 360-day year and the actual number of days elapsed during the Floating Rate Periods. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

        Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term "interest period," we mean the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable Interest Payment Date or Maturity Date or date of earlier redemption, if applicable. If a Fixed Rate Interest Payment Date or Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments in respect thereof. However, if a Floating Rate Interest Payment Date falls on a day that is not a business day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day. If we choose to redeem any of the Notes, the redemption date chosen by us must be a business day.

        Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable Interest Payment Date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on a Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences or by transfer to accounts maintained by the payees with banks located in the United States.

        If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during any Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during such Floating Rate Period will be modified in accordance with the benchmark transition provisions.

        When we use the term "business day," we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation, or executive order to close.

Ranking; Subordination

        The Notes will be unsecured, subordinated obligations of Hilltop, and: (i) will rank junior in right of payment and upon liquidation to any of our existing and future Senior Debt (as defined below), (ii) will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, and (iii) will rank senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. For the avoidance of doubt, the 2030 Notes and the 2035 Notes shall rank equal in right of payment and upon our liquidation.

        The Notes will not be guaranteed by any of our subsidiaries, including PlainsCapital Bank, which is our principal subsidiary. The Notes will be effectively subordinated to any future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation, PlainsCapital Bank's depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets.

        The Indenture and the Notes do not limit the amount of Senior Debt, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of March 31, 2020, on a consolidated basis, our liabilities totaled approximately

$13.54 billion, which includes approximately $9.95 billion of deposit liabilities, $150.0 million of Federal Home Loan Bank borrowings, $150.0 million of the 2025 Senior Notes, $67.0 million of junior subordinated debentures issued or assumed by a subsidiary of Hilltop, and $3.2 billion of other liabilities. All of these liabilities are contractually or structurally senior to the Notes.

        "Senior Debt" means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Hilltop, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement, and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Hilltop, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date:

  •
  all obligations for borrowed money;

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  all obligations evidenced by debentures, notes, debt securities, or other similar instruments, including the 2025 Senior Notes;

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  all direct and indirect obligations in respect of letters of credit, security purchase facilities, or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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  all obligations to pay the deferred purchase price of property or services, except trade accounts payable or other obligations created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

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  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, or any security interest existing on property owned by Hilltop;

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  obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

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  purchase money debt and similar obligations;

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  obligations to general creditors of Hilltop;

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  obligations arising from direct credit substitutes;

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  obligations of Hilltop as lessee under any lease of property which is reflected on Hilltop's balance sheet as a capitalized lease;

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  a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Hilltop which obligation is incurred in connection with the acquisition of any business, properties, or assets not evidenced by a note or similar instrument given in connection therewith;

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  all obligations of the type referred to in the foregoing list of other persons or entities for the payment of which Hilltop is responsible or liable as obligor, guarantor, or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles in the United States; and

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  any renewals, amendments, deferrals, supplements, extensions, refundings, or replacements of any of the foregoing.

Senior Debt excludes:

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  any indebtedness, obligation, or liability referred to in the list above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation, or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

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  any such indebtedness, obligation, or liability which is subordinated to indebtedness of Hilltop to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

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  any indebtedness to a subsidiary of Hilltop;

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  any trade account payables or other obligations created or assumed in the ordinary course of business in connection with the obtaining of materials or services; and

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  the Notes.

        Notwithstanding the foregoing, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term "general creditors" as used in the definition of "Senior Debt" in the Indenture will have the meaning as described in that rule or interpretation.

        In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceeding, (i) the holders of Senior Debt will first be entitled to receive payment in full in cash or property of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the holders of the Notes will be entitled to receive any payment of principal of or interest on the Notes and (ii) until the Senior Debt is paid in full in cash, any distributions that the holders of the Notes would be entitled but for the provisions described in this section shall be made to holders of Senior Debt as their interests may appear, except that holders of the Notes may receive securities that are subordinated to Senior Debt to at least the same extent as the Notes. In addition, we may not make any payment of principal of or interest on the Notes and may not acquire any Notes for cash or property other than capital stock of the Company in the event (a) a default on Senior Debt occurs and is continuing that permits the holders of such Senior Debt to accelerate the maturity of the Senior Debt and (b) the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the Indenture.

        Because of the subordination provisions and the obligation to pay Senior Debt described above, in the event of our insolvency, holders of the Notes may recover less ratably than holders of the Senior Debt and other creditors of Hilltop.

        Because we are a holding company, our rights and the rights of our creditors, including holders of the Notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization, dissolution, winding up or otherwise would be subject to the prior claims of creditors of that subsidiary (except to the extent we are a creditor of such subsidiary with a recognized claim). In the event of any such distribution of assets of PlainsCapital Bank due in part to its status as an insured depository institution, the claims of depositors and other general or subordinated creditors of PlainsCapital Bank would be entitled to priority over claims of shareholders of PlainsCapital Bank, including us as its parent holding company and any creditor of ours, such as holders of the Notes.

        Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Debt is paid in full in cash, or other payment satisfactory to the holders of such Senior Debt, then such payment or distribution will be held in trust for the benefit of holders of Senior Debt or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Debt of all unpaid Senior Debt.

No Additional Amounts

        In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

Redemption

        The Notes are not subject to redemption or prepayment at the option of the holders.

        We may, at our option, beginning with the 2030 Notes Interest Payment Date of                    , 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any 2030 Notes Interest Payment Date thereafter, redeem the 2030 Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve ("Federal Reserve Approval"), at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC.

        We may redeem the 2030 Notes at any time prior to the 2030 Notes Maturity Date, including prior to                    , 2025, in whole, but not in part, subject to obtaining Federal Reserve Approval, upon the occurrence of a Tax Event (as defined below) or a Tier 2 Capital Event (as defined below), or if we are required to register as an investment company under the Investment Company Act, in each case, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

        We may, at our option, beginning with the 2035 Notes Interest Payment Date of                    , 2030, but not prior thereto (except upon the occurrence of certain events specified below), and on any 2035 Notes Interest Payment Date thereafter, redeem the 2035 Notes, in whole or in part, from time to time, subject to obtaining Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC.

        We may redeem the 2035 Notes at any time prior to the 2035 Notes Maturity Date, including prior to                    , 2030, in whole, but not in part, subject to obtaining Federal Reserve Approval, upon the occurrence of a Tax Event or a Tier 2 Capital Event, or if we are required to register as an investment company under the Investment Company Act, in each case, at a redemption price equal to 100% of the principal amount of the 2035 Notes to be redeemed plus any accrued and unpaid interest to, but excluding the redemption date.

        The following definitions apply to this Section:

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  a "Tax Event" is defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure, or regulation (any of the foregoing, an "administrative or judicial action"); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

  •
  a "Tier 2 Capital Event" is defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies, or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as "Tier 2 Capital" (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding.

        In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied). Such notice will be mailed or sent electronically not less than 10 days, but not more than 60 days, before the redemption date to each registered holder of Notes to be redeemed, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

        If less than all of the Notes are to be redeemed at any time, and if the Notes are global notes held by DTC, the applicable operational procedures of DTC for selection of Notes for redemption will apply. If the Notes are not global notes held by DTC, the trustee will select Notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new note in aggregate principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of Notes upon surrender for cancellation of the original note.

Events of Default; Limited Rights of Acceleration; Notices of Default

        The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

  •
  pursuant to or within the meaning of any Bankruptcy Law (as defined below), we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a Bankruptcy Custodian (as defined below) of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

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  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against us in an involuntary case, (ii) appoints a Bankruptcy Custodian for us or for all or substantially all of our property, or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 90 days; or

  •
  an appointment of a Bankruptcy Custodian for a constituent bank subsidiary.

        "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors and the term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        A "constituent bank subsidiary" means any of our subsidiaries that is a depository institution and that has consolidated assets equal to 45% or more of our consolidated assets as determined from the most recent consolidated statement of financial condition of us and our subsidiaries. As of the date of this prospectus supplement, the only constituent bank subsidiary is PlainsCapital Bank.

        If any of the foregoing occurs and is continuing, the principal and interest in respect of the Notes shall automatically, and without any declaration, notice or other action on the part of the Trustee or any Holder, become immediately due and payable.

        The Notes and Indenture provide for the following additional events of default, which do not permit acceleration of the payment of principal or interest in respect of the Notes:

  •
  our default in the payment of any interest on or any additional amounts with respect to the Notes, when the same becomes due and payable, and such default continues for a period of 30 days;

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  our default in the payment of the principal of the Notes when it becomes due and payable at its maturity; or

  •
  our default in the performance, or breach, of any covenant or agreement in the Indenture applicable to us, and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a notice of default under the Indenture.

        There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture. However, if any of the foregoing additional events of default occurs, then the Trustee may, subject to certain limitations and conditions and the subordination provisions of the Indenture, seek to enforce its rights and the rights of the holders of the Notes of the performance of any covenant or agreement in the Indenture.

        The Indenture provides that the Trustee will be under no obligation to exercise any remedy under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which may be incurred by it in complying with such request or direction. Subject to the foregoing and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding 2030 Notes or 2035 Notes, respectively, will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the 2030 Notes or 2035 Notes, respectively. However, the Trustee may refuse to follow any direction that it determines in good faith conflicts with law or the Indenture, as applicable, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of the 2030 Notes or 2035 Notes, as applicable, not joining in the direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders). In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the Notes.

        No holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or any Note, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  such holder gives written notice to the Trustee of a continuing event of default with respect to the Notes;

  •
  the holders of at least 25% in principal amount of the then-outstanding Notes of such series make a written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

  •
  such holder or holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

  •
  the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of such series.

        These limitations do not apply to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or interest on such Notes on or after the applicable Maturity Date.

        In any event, the Indenture provides that no holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holders, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders.

        The Indenture requires the Trustee to notify the holders of the applicable Notes within 90 days after the occurrence thereof regarding the existence of any default in payment of principal of or interest on any Note, and any other default of which the Trustee has received written notice from us or any holder of such applicable Notes, unless the default has been cured or waived. However, in the case of a payment default, the Trustee may withhold notice of a default if and so long as the Trustee's board of directors, executive committee or a trust committee of directors or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the applicable Notes. For purposes of these requirements, a "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the applicable Notes.

        We are required to deliver to the Trustee, within 120 days after the end of each of our fiscal years ending after the issue date of the Notes, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.

Modification and Waiver

        The Indenture provides that we, together with the Trustee, may amend or supplement the Indenture or the Notes or waive any provision of the Indenture or the Notes without the consent of any holders of the applicable Notes to, among other things:

  •
  evidence the assumption by another person of our obligations under the Indenture and the Notes in accordance with "—Merger, Consolidation or Sale of Assets" below;

  •
  add to the covenants of Hilltop for the benefit of the holders or surrender any right or power conferred upon Hilltop in the Indenture or the Notes;

  •
  add additional events of default for the benefit of the holders;

  •
  provide for uncertificated notes in addition to or in place of certificated notes, or to provide for the issuance of bearer notes (with or without coupons);

  •
  provide any security for or add any additional obligors on, the Notes;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes, and add to or change any provision as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

  •
  cure any ambiguity or correct or supplement any provision of the Indenture or the Notes which may be defective or inconsistent with any other provision of the Indenture or the Notes, provided that such action shall not adversely affect the interests of the holders of the Notes in any material respect as determined in good faith by us;

  •
  conform any provision in the Indenture to the requirements of the Trust Indenture Act of 1939, as amended;

  •
  add circumstances under which we will pay additional interest on the Notes;

  •
  add to, change, or eliminate any provisions of the Indenture; provided that any such addition, change or elimination shall (i) neither (A) apply to any Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Note with respect to such provision or (ii) become effective only when there are no outstanding Notes of any series;

  •
  establish the form or terms of the Notes of any series as permitted under the Indenture;

  •
  provide for the issuance of any additional securities under the Indenture;

  •
  comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded;

  •
  conform the text of the Indenture or the Notes to any provision of the "Description of the Notes" in the prospectus supplement, dated as of                     , 2020, relating to the offering of the Notes or of the "Description of Debt Securities" in the prospectus, dated as of March 27, 2020, related to the offering of the Notes;

  •
  supplement any provision to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with the Indenture, provided that such action shall not adversely affect the interest of the holders of the Notes in any material respect;

  •
  implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof); or

  •
  make any change that does not adversely affect the interests of the holders of the applicable Notes in any material respect.

        Other amendments and modifications of the Indenture and the Notes may be made with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes or a solicitation of consents in respect of the Notes) of the holders of not less than a majority in aggregate principal amount of outstanding Notes and other securities under the Base Indenture affected by such amendment or modification (voting as one class), and any existing default under, or compliance with any provision of, the Indenture may be waived (other than any continuing default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes as provided in the Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes or consent solicitation in respect of the Notes) of the holders of not less than a majority in the aggregate principal amount of outstanding Notes and other affected securities under the Base Indenture (voting as one class); provided that, without the consent of each holder of outstanding Notes affected, no amendment, modification or waiver may:

  •
  change the stated maturity date of the principal of, or any installment of principal or interest on, the applicable Notes;

  •
  reduce the principal amount of (or premium, if any) or the interest rate on the Notes or the principal amount due upon acceleration of a Note;

  •
  change the place or currency of payment of principal of (or premium, if any), or the interest on the Notes;

  •
  impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to the Notes;

  •
  modify the Indenture with respect to the subordination of the applicable Notes in a manner adverse to the holders of such Notes;

  •
  reduce the percentage of principal amount of the outstanding Notes, the consent of whose holders is required to modify or amend the Indenture or the Notes or waive compliance with certain covenants in the indenture or waive certain defaults; or

  •
  modify the foregoing requirements.

        The Indenture provides that in determining whether the holders of the requisite principal amount of the applicable Notes outstanding have concurred in any declaration of acceleration or notice of default or direction, amendment, supplement, waiver or consent or any modification or other change to the Indenture or such Notes, any such Notes owned by us or any other obligor under such Notes or any affiliate of ours or such obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent or any modification or other change to the Indenture or such Notes, only such Notes as to which a responsible officer of the trustee has received an officer's certificate stating that such Notes are so owned shall be so disregarded.

Legal Defeasance and Covenant Defeasance

        The Indenture contains a provision that permits us, by resolution of our board of directors, at any time to elect:

  •
  to terminate all of our obligations under the Notes of any series and the Indenture, as it relates to such series ("legal defeasance"), except for certain obligations described in the Indenture, including, among others, those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the Notes of such series, to replace mutilated, destroyed, lost or stolen Notes of such series and to maintain a registrar and paying agent in respect of the Notes of such series; and/or

  •
  to terminate our obligations in respect of certain covenants in the Indenture relating to Notes of a series ("covenant defeasance").

        In order to exercise either defeasance option, we must irrevocably deposit or cause to be irrevocably deposited in trust with the trustee (the "defeasance trust"), solely for the benefit of holders of the Notes of the applicable series, U.S. dollars, U.S. government obligations or a combination thereof sufficient (without consideration of any reinvestment of interest) to pay the principal of, premium, if any, and interest on such Notes when due at maturity or redemption, as the case may be, and must comply with certain other conditions, including, among others, (a) delivery to the trustee of an opinion of counsel to the effect that the holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable U.S. federal income tax law) and (b) with respect to U.S. government obligations or a combination of cash and U.S. government obligations, delivery to the trustee of a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited cash without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the applicable Notes to redemption or maturity, as the case may be.

        Any defeasance of any of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of such Notes. Notwithstanding the foregoing, if, due to a change in law, regulation, or policy subsequent to the issue date of the applicable Notes the Federal Reserve does not require that defeasance of instruments be subject to obtaining Federal Reserve Approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the trustee and surviving rights of transfer or exchange of Notes as expressly provided for in the Indenture) as to all Notes outstanding of a series, when:

  1)
  either:

  (a)
  all Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

  (b)
  all Notes of such series that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in any case, we have irrevocably deposited or caused to be deposited with the trustee, as trust funds in trust solely for the benefit of the holders, U.S. dollars, U.S. government obligations (as defined below) or a combination thereof, in such amount as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding, the date of deposit (in the case of Notes that have become due and payable), the maturity date or the redemption date, as the case may be;

  2)
  we have paid or caused to be paid all other sums payable by us under the Indenture and the Notes of such series;

  3)
  we have delivered irrevocable instructions to the trustee to apply the deposited cash and/or U.S. government obligations toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be; and

  4)
  we have delivered an officer's certificate and an opinion of counsel to the trustee stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

        "U.S. government obligations" means securities that are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which in either case, are not callable or redeemable by the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

Merger, Consolidation or Sale of Assets

        We may consolidate with or merge with or into any other person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to another person, as long as:

  •
  the successor person (if not us) shall be a person organized and validly existing under the laws of the United States, any political subdivision or State thereof or the District of Columbia;

  •
  the successor person (if not us) expressly assumes, by supplemental indenture, all of our obligations with respect to the Notes and under the Indenture;

  •
  immediately after giving effect to such consolidation, merger, sale, lease, transfer, conveyance or disposition, no "event of default", and no event, which, after notice or the lapse of time or both, would become an "event of default", shall have occurred and be continuing; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, lease, transfer, conveyance or disposition and the supplemental indenture, if applicable, comply with the Indenture and that all conditions precedent to such transaction have been complied with.

The term "person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

Further Issues

        We may, from time to time, without notice to or the consent of the holders of the Notes create and issue additional notes under the Indenture ranking equally with such Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption, or otherwise as such Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with such Notes for U.S. federal income tax purposes, subject to the procedures of the DTC. In addition, we may, from time to time, create and issue other series of subordinated debt securities under the Indenture having different terms than the Notes.

Effect of Benchmark Transition Event

        If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during a Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the applicable Notes during such interest period and all subsequent interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

        As used herein:

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  1)
  Compounded SOFR;

  2)
  the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  3)
  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

  4)
  the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  1)
  the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

  3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of "interest period," timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  1)
  in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

  2)
  in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  3)
  in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  1)
  if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking term rate for a tenor of three months based on SOFR is not administratively feasible;

  2)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  4)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

  1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

  2)
  if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified above.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA" means the International Swaps and Derivatives Association, Inc. or any successor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        The terms "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth under the heading "—Interest."

Determinations and Decisions

        The calculation agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Periods and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding on the holders of the applicable Notes and the Trustee absent manifest error;

  •
  if made by us as calculation agent, will be made in our sole discretion;

  •
  if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

  •
  notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the applicable Notes or the Trustee.

        If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable Notes, then we will make that determination, decision, or election on the same basis as described above. The Indenture provides that the Trustee will have no liability relating to any delay caused by the calculation agent's failure to timely or appropriately determine the rate of interest borne by the Notes.

Calculation Agent

        We will appoint a calculation agent for the 2030 Notes prior to the commencement of the 2030 Notes Floating Rate Period and will appoint a calculation agent for the 2035 Notes prior to the commencement of the 2035 Notes Floating Rate Period. We will act as the initial calculation agent.

Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the 2030 Notes or the 2035 Notes, as applicable, in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace, or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at U.S. Bank National Association, 100 Wall St., Suite 1600, New York, New York 10005, as the paying agent for the Notes.

Governing Law

        The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

        The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to our depositors and general creditors;

  •
  not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation, or similar proceedings of a bank holding company or a major bank subsidiary;

  •
  only be callable after a minimum of five years following issuance, except upon the occurrence of a "Tax Event" or a "Tier 2 Capital Event" (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

  •
  unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

        The Notes will be represented by one or more global certificates, which we refer to individually as a "Global Note" and collectively as the "Global Notes," deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the "Depositary," or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants). Investors may not elect to receive a certificate representing their Notes while the Notes are held by the Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent, or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, we will appoint a successor depository. If we do not appoint such successor depository within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, or an Event of Default under the indenture with respect to the Notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the notes advise DTC to cease acting as depository for the notes, we will issue Notes in certificated form (the "Certificated Notes") in exchange for that global security. In addition, we may at any time and in our sole discretion decide not to have the notes represented by global securities. In such event, we will issue Certificated Notes in exchange for all of the Notes represented by global securities. The Certificated Notes issued in exchange for those global securities will be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the notes for any purpose, including receiving payments of principal or interest.

        As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

  •
  will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

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  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

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  will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

        All redemption proceeds, distributions, and principal and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and principal and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions, and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Hilltop, the Trustee, or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising, or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Hilltop nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies, and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the Global Notes. We and the trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the Global Notes, including for payments made on the Global Notes, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

        The information in this subsection concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy or completeness thereof.

Trustee

        U.S. Bank National Association will act as Trustee under the Indenture.

Notices

        Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) plans subject to any federal, state, local, non-U.S., or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as "Similar Laws," and (iv) entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans, accounts, or arrangements (each of which we call a "Plan").

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

        Each fiduciary of a Plan should consider the fiduciary standards of ERISA, the Code or any other applicable Similar Laws in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary's duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (which we call "ERISA Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the ERISA Plans, unless an exemption is available. A violation of these "prohibited transaction" rules by a party in interest or a disqualified person may result in an excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

        Unless the Notes are acquired and are held in accordance with an applicable statutory, class, or individual prohibited transaction exemption, a direct or indirect prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter is or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Notes by an ERISA Plan could result in a sale or exchange between any plan and a party in interest or a disqualified person that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

        The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those class exemptions include:

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  PTCE 96-23—for certain transactions managed by in-house asset managers;

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  PTCE 95-60—for certain transactions involving insurance company general accounts;

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  PTCE 91-38—for certain transactions involving bank collective investment funds;

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  PTCE 90-1—for certain transactions involving insurance company pooled separate accounts; and

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  PTCE 84-14—for certain transactions determined or effected by independent qualified professional asset managers.

        In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan, and provided, further, that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). Each of these exemptions contains conditions and limitations on its application. No assurance can be made that all of the conditions of any such exemptions will be satisfied. Therefore, each person that is considering acquiring or holding the Notes in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the Notes.

        Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding, or disposition of the Notes by a Plan, the Notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding, and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes that either:

  •
  it is not a Plan and is not purchasing the Notes or interest in the Notes on behalf of or with the assets of any Plan; or

  •
  its purchase, holding, and disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of the provisions of any Similar Laws.

        Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code, and any applicable Similar Laws of the acquisition, ownership, and disposition of the Notes, whether any exemption would be applicable under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the Notes by the Plan are entitled to full exemptive relief thereunder.

        Nothing herein shall be construed as, and the sale of the Notes to a Plan is in no respect, a representation by us or the underwriters that any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither we, nor any underwriter, nor any of our or their respective affiliates is making an investment recommendation or providing investment advice on which a Plan or the fiduciary making the investment decision for such Plan has relied in connection with the decision to acquire the Notes, and none of us is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan's acquisition of any Notes. Any purchaser or holder of Notes or any interest in the Notes that is a Plan will be deemed to have represented that the Plan fiduciary making the decision to acquire such Notes is exercising its own independent judgment in evaluating the investment in the Notes. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in the initial offering at their original "issue price" and hold them as "capital assets" within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

        This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a "functional currency" other than the U.S. dollar, holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, "controlled foreign corporations," "passive foreign investment companies," and persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding Notes should consult their own tax advisors regarding the tax consequences of the ownership and disposition of Notes.

        THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR

TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.

        The terms of the Notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing "contingent payment debt instruments." According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

  U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (a) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

  Payments of Stated Interest

        It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). Accordingly, stated interest on a Note generally will be taxable to a U.S. holder as described below under "—Qualified Stated Interest."

        If, however, the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the Notes are issued with original issue discount.

  Variable Rate Debt Instruments

        The Notes will initially bear interest at a fixed annual rate. From and including                    to, but excluding, the 2030 Notes Maturity Date or the date of earlier redemption, the 2030 Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                     basis points. From and including                    to, but excluding, the 2035 Notes Maturity Date or the date of earlier redemption, the 2035 Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                     basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more "qualifying floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a "single objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

  Qualified Stated Interest

        The tax treatment of interest paid on the Notes depends on whether such interest constitutes "qualified stated interest," referred to herein as "QSI." Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single "qualified floating rate" or "objective rate" (each as defined in the applicable Treasury regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the Notes, is determined pursuant to special rules discussed further under "Determination of Interest Accruals on the Notes" below. Interest that is QSI will generally be includible in a U.S. holder's income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder's regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder's income under the rules governing OID, regardless of such U.S. holder's method of accounting.

        Determination of Interest Accruals on the Notes.    Under applicable Treasury Regulations, in order to determine the amount of QSI in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes' issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).

        Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument.

For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

        Based upon current market conditions and the manner in which the interest rates on the Notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the Notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the Notes, we expect that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any OID.

  Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under "—Payments of Stated Interest") and (b) such U.S. holder's adjusted tax basis in the Note. A U.S. holder's adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the Note for a period of more than one year. Long-term capital gains recognized by certain noncorporate U.S. holders (including certain individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder's correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

  Non-U.S. Holders

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

  Payments of Stated Interest

        Subject to the discussion below under "—Information Reporting and Backup Withholding," payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest exemption," provided that:

  •
  such interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations;

  •
  the non-U.S. holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code; and

  •
  either (a) the beneficial owner of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and providing its name and address or (b) a financial institution that holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

        If a non-U.S. holder cannot satisfy the requirements of the "portfolio interest exemption" described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

  Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Subject to the discussion below under "—Information Reporting and Backup Withholding," except with respect to accrued and unpaid interest (which will be treated as described above under "—Non-U.S. Holders—Payments of Stated Interest"), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note unless:

  •
  such gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

  Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

        U.S. backup withholding tax (currently, at a rate of 24% for payments made before January 1, 2026) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

        Under Treasury Regulations, the payment of proceeds from the disposition of a Note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder's non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

UNDERWRITING

        We have entered into an underwriting agreement with Piper Sandler & Co. and U.S. Bancorp Investments, Inc., who are acting as the representatives for the several underwriters named therein, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriters have agreed to purchase $            in aggregate principal amount of the 2030 Notes and $            in aggregate principal amount of the 2035 Notes shown opposite their names below:

Underwriter	Principal Amount of the 2030 Notes	Principal Amount of the 2035 Notes
Piper Sandler & Co.	$	$
U.S. Bancorp Investments, Inc.	$	$

Total	$	$

        The underwriting agreement provides that the obligation of the underwriters to purchase the Notes offered hereby is subject to certain conditions precedent and that the obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Notes, are several and not joint. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

Participation of Subsidiaries

        Our broker-dealer subsidiaries, Hilltop Securities and Hilltop Securities Independent Network Inc., are members of FINRA, and may participate in distributions of the Notes. Accordingly, because our broker-dealer subsidiaries have conflicts of interest pursuant to FINRA Rule 5121, such participation in the offerings of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

        This prospectus supplement also may be used by any of our broker-dealer subsidiaries in connection with offers and sales of the offered Notes in marketmaking transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries may act as principal or agent in such transactions. None of our broker-dealer subsidiaries have any obligation to make a market in any of the offered Notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

Discounts

        The following table shows the per Note and total underwriting discount we will pay the underwriters.

Per 2030 Note		%
Per 2035 Note		%
Total	$

        Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed        % of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We estimate that our expenses for the offering, not including the underwriting discount, will be approximately $            . We also have agreed to reimburse the underwriters for certain of their fees and expenses related to the offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

        The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Indemnification

        We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Market

        There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes included in any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or be sustained, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable. If an active public trading market for the Notes does not develop, then the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, then they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.

Price Stabilization; Short Positions

        In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions, and syndicate covering transactions. Overallotment involves sales of Notes in excess of the offering size, which may create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, then the underwriters may discontinue them at any time without notice.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in overallotment, stabilizing transactions, or syndicate covering transactions or that such transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Additionally, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is trustee for the Notes offered hereby and is a lender under certain lines of credit with one of our affiliates.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including, without limitation, serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or any of the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

  Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  European Economic Area

        In relation to each member state of the EEA, each a Relevant Member State, no offer of the Notes to the public has been or will be made in that Member State, except that offers of the Notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

        provided that no such offer of subordinated notes shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of the above provisions, the expression "an offer of subordinated notes to the public" in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

  United Kingdom

        This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

        In addition, we maintain an Internet website, www.hilltop-holdings.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, and proxy statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus supplement. All website addresses in this prospectus supplement are intended to be inactive textual references only.

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus supplement, the accompanying prospectus, or in any of the materials that we have incorporated into this prospectus supplement or the accompanying prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus supplement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of the offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020, incorporated by reference therein;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 5, 2020;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 30, 2020 (solely with respect to Item 8.01), January 31, 2020 (solely with respect to Item 8.01 and Exhibit 99.1), February 5, 2020, and April 30, 2020 (solely with respect to Item 8.01); and

  •
  the description of our common stock included in Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, including any amendments or reports filed for the purpose of updating such description.

        Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's website at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at the following address:

Hilltop Holdings Inc.
Attention: Investor Relations
6565 Hillcrest Avenue
Dallas, Texas 75205
(214) 855-2177

LEGAL MATTERS

        The validity of the securities offered hereby is being passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters related to the offering will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Dallas, Texas.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

        The securities identified above may be offered and sold from time to time by us in one or more offerings. This prospectus provides a general description of the securities we may offer and the manner in which they may be offered. Supplements to this prospectus will describe the specific terms and manner of offering of the securities we actually offer. Prospectus supplements also may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

        Our common stock is listed on the New York Stock Exchange under the symbol "HTH."

        Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See "Risk Factors" on page 6 of this prospectus and in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities will be our unsecured obligations, will not be savings accounts, deposits or obligations of any bank and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commission or discounts.

The date of this prospectus is March 27, 2020.

        As used in this prospectus, unless otherwise stated or the context otherwise requires, the terms "we," "us," "our" and the "Company" mean, collectively, Hilltop Holdings Inc. and its subsidiaries and their predecessors on a consolidated basis, and references to "Hilltop" refer solely to Hilltop Holdings Inc.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Using this process, we may offer, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a summary description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement also may add to, update or change the information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read this prospectus, the prospectus supplement and any pricing supplement, including any applicable "Risk Factors" section, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith we file reports, proxy or information statements and other information with the SEC. Such reports, proxy or information statements and other information can be accessed at the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be accessed at the SEC's website. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at http://ir.hilltop-holdings.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019, filed by us with the SEC on February 27, 2020;

  •
  Our Current Reports on Form 8-K, filed by us with the SEC on January 30, 2020 (solely with respect to Item 8.01), and February 5, 2020; and

  •
  The description of our common stock contained in Exhibit 4.9 to our Annual Report on Form 10-K, filed by us with the SEC on February 27, 2020, including any amendments or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or calling us at the following address and telephone number:

Hilltop Holdings Inc.
Attention: Investor Relations
6565 Hillcrest Ave.
Dallas, Texas 75205
(214) 855-2177

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus that address results or developments that we expect or anticipate will or may occur in the future, and statements that are preceded by, followed by or include, words such as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "might," "plan," "probable," "projects," "seeks," "should," "target," "view" or "would" or the negative of these words and phrases or similar words or phrases, including such things as our business strategy, our financial condition, our revenue, our liquidity and sources of funding, market trends, operations and business, taxes, the pending sale of National Lloyds Corporation, or NLC, and the regulatory approval thereof, information technology expenses, capital levels, mortgage servicing rights assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, mortgage loans originated to be retained by the banking segment, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, total expenses and cost savings expected from our platform for growth and efficiency initiative, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for loan losses and provision for loan losses, including as a result of the "current expected credit losses", or CECL, model, anticipated investment yields, our expectations regarding accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents and the outcome of litigation are forward-looking statements.

        These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If an event occurs, our business, business plan, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Certain factors that could cause actual results to differ include, among others:

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  the credit risks of lending activities, including our ability to estimate loan losses and increases to the allowance for loan losses as a result of the implementation of CECL, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs;

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  changes in the interest rate environment;

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  the failure of the NLC sale transaction to close on the expected timeline or at all, including the ability to obtain regulatory approvals and meet other closing conditions to the sale of NLC, as well as the effect of the announcement of the NLC transaction on agent or customer relationships and operating results;

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  changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil and the uncertainties and effects of pandemics;

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  risks associated with our concentration in real estate related loans;

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  effectiveness of our data security controls in the face of cyber attacks;

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  severe catastrophic events in Texas and other areas of the southern United States;

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  the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness;

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  cost and availability of capital;

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  changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act;

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  changes in key management;

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  competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies;

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  legal and regulatory proceedings;

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  failure of our insurance segment reinsurers to pay obligations under reinsurance contracts;

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  risks associated with merger and acquisition integration; and

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  our ability to use excess capital in an effective manner.

        For a more detailed discussion of these and other factors that may affect our business and that could cause the actual results to differ materially from those anticipated in these forward-looking statements, see Item 1A, "Risk Factors," and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated, as well as the risk factors and other cautionary statements included in this prospectus and any applicable prospectus supplement and pricing supplement. See "Where You Can Find More Information."

        We caution that the foregoing list of factors is not exhaustive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. All subsequent written and oral forward-looking statements concerning our business attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus, except to the extent required by federal securities laws.

ABOUT HILLTOP HOLDINGS INC.

        Hilltop Holdings Inc. is a diversified, Texas-based financial holding company registered under the Bank Holding Company Act of 1956, as amended. Our primary line of business is to provide business and consumer banking services from offices located throughout Texas through our indirect subsidiary PlainsCapital Bank, or the Bank. We also provide an array of financial products and services through our broker-dealer, mortgage origination and insurance segments. We endeavor to build and maintain a strong financial services company through organic growth, as well as acquisitions, which we may make using available capital, excess liquidity and, if necessary or appropriate, additional equity or debt financing sources.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "HTH." Our executive offices are located at 6565 Hillcrest Ave., Dallas, Texas 75205, and our telephone number is (214) 855-2177. Our website address is www.hilltop-holdings.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

 RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment in our securities, you should carefully consider the information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including the information contained in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updated risk factors described in annual reports on Form 10-K or quarterly reports on Form 10-Q that we have filed or may file with the SEC in the future. Any of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, as well as the value of the securities offered by means of this prospectus and any applicable prospectus supplement, and could result in partial or complete loss of your investment.

        For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information." Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we inform you otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, the following:

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  repayment, redemption or refinancing of debt;

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  acquisitions of assets, businesses or securities;

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  working capital;

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  capital expenditures; and

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  repurchases and redemptions of securities.

        Pending any specific application, we may initially invest the net proceeds from the sale of the securities in short-term marketable securities, apply them to the reduction of other short-term indebtedness or hold the net proceeds in deposit accounts in our subsidiary, the Bank.

 SUMMARY OF THE SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the securities that we may offer and sell pursuant to this prospectus from time to time. When one or more of these securities are offered in the future, a prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We also will include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may sell, from time to time, in one or more offerings:

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  debt securities, which may be senior or subordinated and may be convertible or non-convertible;

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  common stock;

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  preferred stock;

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  warrants to purchase debt securities, common stock or preferred stock;

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  depositary shares;

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  stock purchase contracts; and

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  stock purchase units.

        A summary description of each of the securities that may be offered hereby is included herein. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated charter, our amended and restated bylaws, the Maryland General Corporation Law and any other documents referenced in such summary descriptions, in each case as amended, modified and supplemented, and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        Our broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., are members of the Financial Industry Regulatory Authority, or FINRA, and may participate in distributions of the offered securities. Accordingly, because our broker-dealer subsidiaries have conflicts of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus will be our direct unsecured general obligations. The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture, or the senior indenture, between us, as the issuer, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The subordinated debt securities will be issued under an indenture, or the subordinated indenture, between us, as the issuer, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act. The senior indenture and the subordinated indenture, as they may be amended or supplemented from time to time, are collectively referred to as the "indentures," and the trustee under each such indenture is referred to as the "trustee."

        Neither of the indentures limit the amount of senior or subordinated debt securities that we may issue. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity basis with all of our other unsecured and unsubordinated debt. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. In addition, under certain circumstances relating to our insolvency, dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all "general obligations" (as defined below under "Subordinated Debt Securities—Subordination").We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities, as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities.

        Because we are a financial holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and will be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits will have a priority over any claims that we may ourselves have as a creditor of the Bank.

        As a financial holding company, substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us. Specifically, the ability of the Bank to pay dividends to us is limited by its obligations to maintain sufficient capital and by other general restrictions on its dividends under federal and state bank regulatory requirements. Our broker/dealer subsidiaries also are subject to various capital adequacy requirements promulgated by regulatory authorities that may restrict our ability to withdraw capital from our broker/dealer subsidiaries by dividends, loans or other payments. Our insurance company subsidiaries also are subject to limitations on their ability to declare dividends without the approval of the Texas Department of Insurance. See "Business—Government Supervision and Regulation" and "Risk Factors—We are heavily dependent upon dividends from our subsidiaries." in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference herein.

        We have summarized the material provisions of the debt securities and the indentures below. The summary is not complete. The form of each indenture has been filed with the SEC as referenced in the list of exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. Your rights are defined by the terms of the indentures, not the summary provided in this prospectus or a prospectus supplement.

        Capitalized terms used in the summary and not otherwise defined herein have the meanings specified in the indentures. In this "Description of Debt Securities," references to "Hilltop," "the Company," "we," "our" and "us" refer only to Hilltop Holdings Inc. and not to its subsidiaries.

Provisions Applicable to Each Indenture

General

        The indentures do not limit the amount of debt securities that may be issued under that indenture or limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        We conduct substantially all of our operations through subsidiaries. As a result, distributions or advances from those subsidiaries are a significant source of funds needed to meet our debt service obligations. Laws or contractual provisions, as well as our subsidiaries' financial conditions and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

        The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our "Senior Debt" as defined in and described under "—Provisions Applicable Solely to Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities.

Terms

        The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

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  whether the debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

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  the form and title of the debt securities;

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  the total principal amount of the debt securities;

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  whether the debt securities will be issued as registered securities, bearer securities or a combination of both;

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  any limit on the aggregate principal amount of the debt securities;

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  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of, and any premium on, the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  any right to extend or defer the interest payment periods and the duration of the extension;

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  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

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  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

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  any terms for the conversion or exchange of the debt securities for other securities of the Company or any other entity;

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  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

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  any other terms of the debt securities not prohibited by the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell debt securities at a discount, debt securities that bear no interest or debt securities that bear interest at a rate below market rates, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

        Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You also may make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to us. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

        Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of the Company.

Conversion Rights

        As described above, the terms, if any, on which debt securities will be convertible into or exchangeable for property, cash, or our securities or the securities of any other entity, or a combination of any of the foregoing, will be set forth in the applicable prospectus supplement. Such terms will include the conversion price, the conversion period, whether conversion will be at the option of the holders of such debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of debt securities.

Provisions Applicable to Senior Debt Securities

        The senior debt securities, if issued, will be direct, unsecured general obligations of the Company, will constitute senior indebtedness of the Company, and will have the same rank as our other senior indebtedness. For a definition of "senior indebtedness," see "Subordinated Debt Securities—Subordination" below.

Events of Default

        The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

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  default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

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  default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

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  default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 30 days;

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  default in the performance, or breach, of any of the other covenants or warranties in the senior indenture, and continuance of such default or breach for a period of 90 days after notice has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding securities of that series;

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  specified events of bankruptcy, insolvency, or reorganization; and

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  any other event of default specified with respect to senior debt securities of that series.

        If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.

        We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

        Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. The trustee, however, may decline to act if the direction is contrary to law or the senior indenture.

        The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance

        The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

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  defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

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  covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of such covenants.

        To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

        As used in the senior indenture, "U.S. government obligations" are:

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  direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

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  certain depositary receipts with respect to an obligation referred to in the clause immediately above.

        As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law. In addition, with respect to U.S. government obligations or a combination of cash and U.S. government obligations, we must deliver to the trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations, plus any deposited cash without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the senior debt securities to redemption or maturity, as the case may be.

        If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver

        The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:

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  evidence the assumption by another person of our obligations;

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  add covenants for the benefit of the holders of all or any series of senior debt securities;

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  add any additional events of default;

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  add to or change the senior indenture to permit or facilitate the issuance of debt securities in uncertificated form;

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  add collateral to secure, or provide for the guarantee of, the senior debt securities;

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  evidence the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the senior debt securities hereunder by more than one trustee;

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  comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act;

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  cure any ambiguity or correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision of the senior indenture;

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  conform any provision in the senior indenture to the requirements of the Trust Indenture Act;

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  provide for additional senior debt securities;

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  conform the text of the senior indenture or the senior debt securities to any provision of the "description of the debt securities" in the applicable prospectus supplement; or

  •
  make any change that does not adversely affect the interests of the holders of the senior debt securities in any material respect.

        Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:

  •
  change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

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  reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

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  change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

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  impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

  •
  reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

        The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale or Lease of Assets

        We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person, or sell, lease, transfer or convey all or substantially all of our assets to another person, as long as:

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  the successor, if not us, is a person organized under U.S. law;

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  the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

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  after giving effect to the transaction, no event of default shall have occurred and be continuing; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease of our properties and assets complies with the senior indenture and that all conditions precedent to such transaction have been complied with.

Subordinated Debt Securities

        The subordinated debt securities will be direct, unsecured general obligations of the Company. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness—and, in certain circumstances described below relating to our insolvency, dissolution, winding-up, liquidation, or reorganization—to all general obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or general obligations we may incur.

        Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "Events of Default" below.

Subordination

        The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and effectively subordinated to all existing and future debt and other liabilities of our subsidiaries and, upon the occurrence of certain events of insolvency, will be subordinated to the prior payment in full of our general obligations.

        As used herein, "senior indebtedness" means (1) the principal of (and premium, if any) and interest in respect of indebtedness of the Company for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (2) all capital lease obligations of the Company; (3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of the Company in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; and (8) any deferrals, renewals or extensions of any such senior indebtedness. Senior indebtedness does not include the subordinated debt securities issued under the subordinated indenture, any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities issued under the subordinated indenture, and any indebtedness between or among the Company and its affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by the Company pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to subordinated debt securities issued under the subordinated indenture.

        As used herein, "general obligations" means all obligations of the Company to make payment on account of claims of general creditors, other than (A) obligations on account of senior indebtedness and (B) obligations on account of subordinated debt securities issued under the subordinated indenture and indebtedness for money borrowed ranking pari passu with or subordinate to subordinated debt securities issued under the subordinated indenture.

        If the Board of Governors of the Federal Reserve System (or other Federal banking supervisor that is at the time of determination the Company's primary Federal banking supervisor) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company (including a financial holding company, if applicable) in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company (including a financial holding company, if applicable) must be subordinated to be included in capital, to include any obligations not included in the definition of "senior indebtedness" under the subordinated indenture, the term "general obligations" will mean such obligations as defined or described in the first such rule or interpretation, other than obligations described in clauses (A) and (B) above.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities.

        No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

  •
  a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

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  an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

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  any judicial proceeding pending with respect to any such default.

        In addition, upon our insolvency, dissolution, winding-up, liquidation, or reorganization:

  •
  we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities; and

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  if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold general obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all general obligations before we may make any payment on the subordinated debt securities.

Events of Default

        An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

        In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

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  our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

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  our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

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  our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the subordinated indenture;

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  any event of default under the subordinated indenture; and

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  any other default regarding that series of subordinated debt securities.

        If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Defeasance and Covenant Defeasance

        The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in "Senior Debt Securities—Defeasance and Covenant Defeasance."

Modification and Waiver

        The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in "Senior Debt Securities—Modification and Waiver." Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale or Lease of Assets

        We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into us under the same terms described above in "Senior Debt Securities—Consolidation, Merger, and Sale of Assets."

Information Concerning the Trustee

        We and certain of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.

Governing Law

        The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Form, Exchange, Registration and Transfer

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. Payment of any transfer tax or similar governmental charge payable for that registration, however, may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent that we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents that we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        Unless we inform you otherwise in the applicable prospectus supplement, in the case of any redemption, we will not be required to register the transfer or exchange of:

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  any debt security during a period from the opening of business 15 days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

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  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

        Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities

        We will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities

        The debt securities of a series may be issued in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

        The following is a brief description of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law, federal law and our amended and restated charter and our amended and restated bylaws, in each case as amended, modified and supplemented from time to time, copies of which have been filed with the SEC and also are available upon request. See "Where You Can Find More Information."

        Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of special voting stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Our common stock is listed on the New York Stock Exchange under the symbol "HTH." As of March 25, 2020, there were 90,798,946 shares of our common stock outstanding, zero shares of our special voting stock outstanding and zero shares of our preferred stock outstanding. Pursuant to our amended and restated charter, as amended, modified and supplemented from time to time, and the Maryland General Corporation Law, our board of directors, without stockholder approval, may amend our amended and restated charter from time to time to increase or decrease the aggregate number of authorized shares of our stock or the number of authorized shares of any class or series of our stock.

Common Stock

General

        We may issue shares of common stock from time to time at the direction of our board of directors.

Preemptive Rights and Appraisal Rights

        Holders of our common stock have no preemptive rights to subscribe for shares of common stock or any other class of stock that may be issued in the future. Holders of our stock are not entitled to exercise any rights of an objecting stockholder provided for under the Maryland General Corporation Law, unless our board of directors, upon an affirmative vote of a majority of the entire board of directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights.

Dividend Rights

        Holders of all of our common stock are entitled to receive their pro rata share of dividends in the amounts and at the times authorized by our board of directors in its discretion and declared by us out of funds legally available for the payment of dividends. Any holders of preferred stock then outstanding may have a priority over the holders of our common stock with respect to dividends.

Voting Rights

        Each holder of our common stock is entitled to one vote per share of common stock. Directors are elected by a plurality of the votes cast on the matter. No share of common stock has any cumulative voting rights or is redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Any holders of preferred stock or special voting stock then outstanding also may possess voting rights.

Liquidation Rights

        In the event of the liquidation, dissolution or winding up of Hilltop, whether voluntary or involuntary, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and subject to the prior rights of any holders of preferred stock then outstanding, all of our assets available for distribution. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Under Maryland law, our stockholders are generally not liable for our debts or obligations. All outstanding shares of common stock are fully paid and non-assessable.

Special Voting Stock

        As of March 27, 2020, we did not have any shares of special voting stock outstanding. Pursuant to a pairing agreement between us and Affordable Residential Communities LP, a former wholly owned subsidiary from our prior operations as an up-REIT, or ARC LP, each operating partnership unit in ARC LP that was issued in connection with our previous reorganization was paired with one share of special voting stock. ARC LP was liquidated into Hilltop and, accordingly, we may not issue any shares of special voting stock in the future.

Preferred Stock

        At the direction of our board of directors, we may issue shares of preferred stock from time to time. As of March 27, 2020, we did not have any shares of preferred stock outstanding. Pursuant to our amended and restated charter, as amended, modified and supplemented from time to time, our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more classes or series of preferred stock. The rights of any class or series of preferred stock may include, among others:

  •
  general or special voting rights;

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  preferential liquidation or preemptive rights;

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  preferential cumulative or noncumulative dividend rights;

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  redemption or put rights; and

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  conversion or exchange rights.

        We may issue shares of, or rights to purchase shares of, preferred stock the terms of which might:

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  adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

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  discourage an unsolicited proposal to acquire us; or

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  facilitate a particular business combination involving us.

        Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over our then market price.

        The summary of terms of the preferred stock contained in this prospectus is not complete. You should refer to our amended and restated charter, as amended, modified and supplemented from time to time, and specifically the articles supplementary for the applicable class or series of preferred stock, that will be filed with the SEC.

Business Combinations Under Maryland Law

Maryland Business Combination Statute

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's then outstanding voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits the board of directors to adopt a resolution opting out of the application of the statute, and our board of directors has adopted such a resolution. In addition, our amended and restated bylaws, as amended, contain a provision that requires us to obtain the approval of a majority of the votes cast by stockholders entitled to vote generally in the election of directors before it can opt back into the statute.

Maryland Control Share Acquisition Statute

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), will entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our amended and restated bylaws, as amended, contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. In addition, our amended and restated bylaws, as amended, contain a provision that requires us to obtain the approval of a majority of the votes cast by stockholders entitled to vote generally in the election of directors before it can opt back into the statute.

Maryland Unsolicited Takeovers Statute

        Notwithstanding any contrary provision in its charter or bylaws, Maryland law provides that any Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by a provision in its charter or bylaws or a resolution of its board of directors, to any or all of the following provisions:

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  classifying the board;

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  requiring a two-thirds vote to remove a director;

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  requiring that the number of directors be fixed only by vote of the board of directors;

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  requiring that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  requiring that a stockholder meeting only be called upon the request of stockholders if stockholders entitled to cast a majority of the votes entitled to be cast at a meeting deliver a written request for the calling of a special meeting of stockholders.

        We currently have more than three independent directors and have a class of equity securities registered under the Exchange Act, and therefore our board of directors may elect to provide for any of the foregoing provisions. As of the date hereof, we have elected (a) to vest in our board of directors the power to fix the number of directors and (b) to require that, except as may be provided by our board of directors in setting the terms of any class or series of stock, vacancies on the board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Additionally, through other provisions of our amended and restated charter, as amended, modified and supplemented from time to time, and amended and restated bylaws, as amended, unrelated to the Maryland unsolicited takeovers statute, we require a two-thirds vote to remove a director.

Action by Consent

        Our amended and restated bylaws, as amended, and Maryland law provide that any action that can be taken at any special or annual meeting of stockholders may be taken by unanimous written or electronic consent of all stockholders entitled to vote.

Certain Charter and Bylaw Provisions

Anti-Takeover Provisions

        Our amended and restated charter, as amended, modified and supplemented from time to time, and amended and restated bylaws, as amended, contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares. These provisions include:

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  authorizations for our board of directors (a) to amend our amended and restated charter, as amended, modified and supplemented from time to time, to increase the number of authorized shares of any class or series of stock and (b) to issue preferred stock without stockholder approval;

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  authorization for our board of directors to alter, amend or repeal the bylaws, or to enact new bylaws;

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  a provision that directors may only be removed for cause and then by an affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors;

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  a limitation that only one or more stockholders that collectively hold, and have continuously collectively held for at least one year, as of the record date of the proposed meeting, 15% or more of the shares entitled to be voted at such proposed meeting may require a special meeting of stockholders to be called;

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  limitations on the ability of stockholders to require multiple special meetings relating to a similar item to be called; and

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  advance notice procedures with respect to stockholder proposals of matters to be acted upon at a stockholder meeting and stockholder nominations of candidates for election as directors.

Further, the Maryland General Corporation Law provides that stockholders are not entitled to cumulative voting in the election of directors unless the charter provides otherwise. Our charter does not provide for cumulative voting.

Choice of Forum

        Our amended and restated bylaws, as amended, provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of Hilltop to us or our stockholders, (c) any action asserting a claim against us or any director or officer or other employee of Hilltop arising pursuant to any provision of the Maryland General Corporation Law or our amended and restated charter, as amended, modified and supplemented from time to time, or amended and restated bylaws, as amended, or (d) any action asserting a claim against us or any director or officer or other employee of Hilltop governed by the internal affairs doctrine shall be a state court located within the State of Maryland (or, if no state court located within the State of Maryland has jurisdiction, the federal district court for the District of Maryland).

        There is uncertainty as to whether a court would enforce our forum selection provision as written in connection with claims arising under the federal securities laws. This forum selection provision may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our amended and restated bylaws, as amended, a court could rule that such a provision is inapplicable or unenforceable.

Ownership Limitations

        Federal and state laws, including the Bank Holding Company Act and the Change in Bank Control Act, impose notice, approval and ongoing regulatory requirements on any investor that seeks to acquire direct or indirect "control" of a regulated holding company, such as our Company. The determination of whether an investor "controls" a regulated holding company is based on all of the facts and circumstances surrounding the investment. As a general matter, an investor is deemed to control a depository institution or other company if the investor owns or controls 25% or more of any class of voting stock. Currently, subject to rebuttal, an investor may be presumed to control the regulated holding company if the investor owns or controls 10% or more of any class of voting stock. Accordingly, these current rules will apply to a person acquiring 10% or more of our common stock. Pursuant to new rules that go into effect on April 1, 2020, however, stockholders may acquire up to 24.99% of the voting shares and appoint up to less than a quarter of the members of the Company's board of directors. These directors also may serve on any committee of the board of directors, as long as they represent less than a quarter of the membership of that committee. These new rules also clarify control presumptions at ownership levels less than 24.99%, as well activities related to proxy contests, business relationships and officer or employee interlocks.

        In addition, pursuant to the Texas Insurance Code, before a person can acquire control of an insurance company domiciled in Texas, prior written approval must be obtained from the Texas Department of Insurance. Acquisition of control would be presumed on the acquisition, directly or indirectly, of 10% or more of our outstanding voting stock, unless the regulators determine otherwise.

        Further, under FINRA rules, any change in control of our subsidiaries Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., including through acquisition, is subject to prior regulatory approval by FINRA.

        Any of these laws or regulations may discourage potential acquisition proposals and may delay, deter or prevent change of control transactions involving Hilltop, including those that some or all of our stockholders might consider to be desirable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issuance of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

  •
  the offering price of the warrants;

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the designation and terms of any securities with which warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  U.S. federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any applicable call provisions in the warrants;

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  the anti-dilution provisions applicable to the warrants;

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  the amount of warrants outstanding as of the most recent practicable date; and

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

        Unless we inform you otherwise in a prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will automatically become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase common stock or other securities, holders of such warrants will not have any of the rights of holders of common stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, on the common stock or other securities purchasable upon such exercise, or to exercise any applicable voting rights.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms that will be disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The applicable prospectus supplement also will state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. If applicable, material U.S. federal income tax considerations relating to depositary shares will be described in the applicable prospectus supplement.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the applicable prospectus supplement, in proportion to the fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

        In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

        The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up of Hilltop, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption, Conversion and Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

        If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

        After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

        However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those shares of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

        We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

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  all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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  there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

        Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock, unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock or preferred stock or price per depositary share and the number of shares underlying each stock purchase contract may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in debt securities, capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued.

 PLAN OF DISTRIBUTION AND CONFLICTS OF INTEREST

        We may sell the securities in and outside the United States (i) through agents, (ii) to or through underwriters, (iii) through dealers, (iv) directly to purchasers, including through a specific bidding, auction or other process, (v) in "at the market offerings" within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on a securities exchange or otherwise or (vi) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  the initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchanges on which the securities may be listed.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents will be involved. We also may sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Exchangeable Securities

        We may sell the securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

Participation of Subsidiaries

        Our broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., are members of FINRA, and may participate in distributions of the offered securities. Accordingly, because our broker-dealer subsidiaries have conflicts of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

        This prospectus, together with any applicable prospectus supplement, also may be used by any of our broker-dealer subsidiaries in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries may act as principal or agent in such transactions. None of our broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Commissions, Discounts and Concessions

        Underwriters, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, dealers or agents also may receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered, the purchase price or initial public offering price of the securities, the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities, any underwriting discounts, commissions and other items constituting compensation from us, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

        The maximum commission or discount received by any FINRA member or independent dealer may not exceed the amount set forth in the FINRA rules at the time of any sale of securities being made pursuant to this prospectus or an applicable prospectus supplement.

Indemnification; Securities Market

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

        Any securities offered other than our common stock will be a new issue and, other than our common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of securities on a securities exchange, and in the case of our common stock, on any additional securities exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas, and with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel specified in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        % Fixed-to-Floating Rate Subordinated Notes due 2030
        % Fixed-to-Floating Rate Subordinated Notes due 2035

PROSPECTUS SUPPLEMENT

US BANCORP

May     , 2020